EXHIBIT 4

==============================================================================



                      BANC OF AMERICA FUNDING CORPORATION,

                                  as Depositor,

                             WELLS FARGO BANK, N.A.,

               as Master Servicer and as Securities Administrator

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated January 27, 2005

                             _______________________

                       Mortgage Pass-Through Certificates

                                  Series 2005-A

==============================================================================

                               8TABLE OF CONTENTS



PRELIMINARY STATEMENT......................................................

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Calculations.................................................
Section 1.03  Rights of the NIMS Insurer...................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations, Warranties and Covenants of the Master
               Servicer....................................................
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans..............................................
Section 2.05  Designation of Interests in the REMICs.......................
Section 2.06  Designation of Start-up Day..................................
Section 2.07  REMIC Certificate Maturity Date..............................

Section 2.08  Execution and Delivery of Certificates.......................
Section 2.09  Repurchase of Converted Mortgage Loans.......................

                                   ARTICLE III

                       ADMINISTRATION AND MASTER SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Master Servicing of the Mortgage Loans.......................
Section 3.02  Monitoring of Servicers......................................
Section 3.03  Fidelity Bond; Errors and Omissions Insurance................
Section 3.04  Access to Certain Documentation..............................
Section 3.05  Maintenance of Primary Mortgage Insurance Policy; Claims.....
Section 3.06  Rights of the Depositor, the Securities Administrator and
               the Trustee in Respect of the Master Servicer...............
Section 3.07  Trustee to Act as Master Servicer............................
Section 3.08  Servicer Custodial Accounts; Buy-Down Accounts...............
Section 3.09  Collection of Mortgage Loan Payments; Master Servicer
               Custodial Account, Servicer Custodial Account,
               Distribution Account and Reserve Account....................
Section 3.10  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.11  Access of Securities Administrator, Trustee and NIMS
               Insurer to Certain Documentation and Information
               Regarding the Mortgage Loans................................
Section 3.12  Permitted Withdrawals from the Master Servicer Custodial
               Account and the Distribution Account........................
Section 3.13  Maintenance of Hazard Insurance and Other Insurance..........
Section 3.14  Presentment of Claims and Collection of Proceeds.............
Section 3.15  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.16  Realization Upon Defaulted Mortgage Loans; REO Property......
Section 3.17  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.18  Documents, Records and Funds in Possession of the Master
               Servicer to be Held for the Trustee.........................
Section 3.19  Master Servicer Compensation.................................
Section 3.20  Annual Statement as to Compliance............................
Section 3.21  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.22  Advances.....................................................
Section 3.23  Reports to the Securities and Exchange Commission............

                                   ARTICLE IV

                          MASTER SERVICER'S CERTIFICATE

Section 4.01  Master Servicer's Certificate................................

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions................................................
Section 5.02  Priorities of Distributions for the Shifting Interest
               Groups......................................................
Section 5.03  Priorities of Distributions for Group 5......................
Section 5.04  Allocation of Losses for the Shifting Interest
               Certificates................................................
Section 5.05  Allocation of Losses for the Group 5 Certificates............
Section 5.06  Statements to Certificateholders.............................
Section 5.07  Tax Returns and Reports to Certificateholders................
Section 5.08  Tax Matters Person...........................................
Section 5.09  Rights of the Tax Matters Person in Respect of the
               Securities Administrator....................................
Section 5.10  REMIC Related Covenants......................................
Section 5.11  REMIC Distributions..........................................

                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates.............................................
Section 6.02  Registration of Transfer and Exchange of Certificates........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 6.04  Persons Deemed Owners........................................

                                   ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

Section 7.01  Respective Liabilities of the Depositor and the Master
               Servicer....................................................
Section 7.02  Merger or Consolidation of the Depositor or the Master
               Servicer....................................................
Section 7.03  Limitation on Liability of the Depositor, the Master
               Servicer and Others.........................................
Section 7.04  Depositor and Master Servicer Not to Resign..................

                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default............................................
Section 8.02  Remedies of Trustee..........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
               Event of Default............................................
Section 8.05  Trustee to Act; Appointment of Successor.....................
Section 8.06  Notification to Certificateholders...........................

                                   ARTICLE IX

                 THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01  Duties of Trustee and Securities Administrator...............
Section 9.02  Certain Matters Affecting the Trustee and the Securities
               Administrator...............................................
Section 9.03  Neither Trustee nor Securities Administrator Liable for
               Certificates or Mortgage Loans..............................
Section 9.04  Trustee and Securities Administrator May Own Certificates....
Section 9.05  Eligibility Requirements for Trustee and the Securities
               Administrator...............................................
Section 9.06  Resignation and Removal of Trustee and the Securities
               Administrator...............................................
Section 9.07  Successor Trustee or Securities Administrator................
Section 9.08  Merger or Consolidation of Trustee or Securities
               Administrator...............................................
Section 9.09  Appointment of Co-Trustee or Separate Trustee................
Section 9.10  Authenticating Agents........................................
Section 9.11  Securities Administrator's Fees and Expenses and
               Trustee's Expenses..........................................
Section 9.12  Appointment of Custodian.....................................
Section 9.13  Paying Agents................................................
Section 9.14  Limitation of Liability......................................
Section 9.15  Trustee or Securities Administrator May Enforce Claims
               Without Possession of Certificates..........................
Section 9.16  Suits for Enforcement........................................
Section 9.17  Waiver of Bond Requirement...................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement....

                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase or Liquidation of All Mortgage
               Loans.......................................................
Section 10.02 Additional Termination Requirements..........................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement; Counterparts.......................
Section 11.03 Limitation on Rights of Certificateholders...................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Certificates Nonassessable and Fully Paid....................
Section 11.08 Access to List of Certificateholders.........................
Section 11.09 Recharacterization...........................................
Section 11.10 Third Party Beneficiary......................................

EXHIBITS
--------

Exhibit A-1-A-1         Form of Face of Class 1-A-1 Certificate
Exhibit A-1-A-R         Form of Face of Class 1-A-R Certificate
Exhibit A-2-A-1         Form of Face of Class 2-A-1 Certificate
Exhibit A-2-A-2         Form of Face of Class 2-A-2 Certificate
Exhibit A-2-A-3         Form of Face of Class 2-A-3 Certificate
Exhibit A-2-X-1         Form of Face of Class 2-X-1 Certificate
Exhibit A-3-A-1         Form of Face of Class 3-A-1 Certificate
Exhibit A-4-A-1         Form of Face of Class 4-A-1 Certificate
Exhibit A-5-A-1         Form of Face of Class 5-A-1 Certificate
Exhibit A-5-A-2         Form of Face of Class 5-A-2 Certificate
Exhibit A-5-A-3         Form of Face of Class 5-A-3 Certificate
Exhibit A-5-CE          Form of Face of Class 5-CE Certificate
Exhibit A-5-P           Form of Face of Class 5-P Certificate
Exhibit B-CB-1          Form of Face of Class CB-1 Certificate
Exhibit B-CB-2          Form of Face of Class CB-2 Certificate
Exhibit B-CB-3          Form of Face of Class CB-3 Certificate
Exhibit B-CB-4          Form of Face of Class CB-4 Certificate
Exhibit B-CB-5          Form of Face of Class CB-5 Certificate
Exhibit B-CB-6          Form of Face of Class CB-6 Certificate
Exhibit B-4-B-1         Form of Face of Class 4-B-1 Certificate
Exhibit B-4-B-2         Form of Face of Class 4-B-2 Certificate
Exhibit B-4-B-3         Form of Face of Class 4-B-3 Certificate
Exhibit B-4-B-4         Form of Face of Class 4-B-4 Certificate
Exhibit B-4-B-5         Form of Face of Class 4-B-5 Certificate
Exhibit B-4-B-6         Form of Face of Class 4-B-6 Certificate
Exhibit B-5-M-1         Form of Face of Class 5-M-1 Certificate
Exhibit B-5-M-2         Form of Face of Class 5-M-2 Certificate
Exhibit B-5-B-1         Form of Face of Class 5-B-1 Certificate
Exhibit B-5-B-2         Form of Face of Class 5-B-2 Certificate
Exhibit C               Form of Reverse of all Certificates.............
Exhibit D-1             Loan Group 1 Mortgage Loan Schedule.............
Exhibit D-2             Loan Group 2 Mortgage Loan Schedule.............
Exhibit D-3             Loan Group 3 Mortgage Loan Schedule.............
Exhibit D-4             Loan Group 4 Mortgage Loan Schedule.............
Exhibit D-5             Loan Group 5 Mortgage Loan Schedule.............
Exhibit D-6             Loan Subgroup 5A Mortgage Loan Schedule.........
Exhibit D-7             Loan Subgroup 5B Mortgage Loan Schedule.........
Exhibit E               Form of Request for Release.....................
Exhibit F               Form of Certification of Establishment of
                        Account.........................................
Exhibit G-1             Form of Transferor's Certificate................
Exhibit G-2A            Form I of Transferee's Certificate..............
Exhibit G-2B            Form II of Transferee's Certificate.............
Exhibit H               Form of Transferee Representation Letter
                        for ERISA Restricted Certificates...............
Exhibit I               Form of Affidavit Regarding Transfer of
                        Residual Certificate............................
Exhibit J               List of Recordation States......................
Exhibit K               Form of Initial Certification ..................
Exhibit L               Form of Final Certification.....................
Exhibit M               Form of Certification...........................
Exhibit N               Form of Securities Administrator's Certification
Exhibit O               Form of Yield Maintenance Agreements............

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated January 27, 2005 is hereby executed by and among BANC OF AMERICA FUNDING CORPORATION, as depositor (together with its permitted successors and assigns, the "Depositor"), WELLS FARGO BANK, N.A., as master servicer (in such capacity, together with its permitted successors and assigns, the "Master Servicer") and as securities administrator (in such capacity, together with its permitted successors and assigns, the "Securities Administrator") and WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (together with its permitted successors and assigns, the "Trustee").

                         W I T N E S S E T H  T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            The Trust Estate for federal income tax purposes will be treated as six real estate mortgage investment conduits (the "Upper-Tier REMIC," the "Middle-Tier REMIC," the "Lower-Tier REMIC," the "Group 4 Pooling REMIC," the "Group 5 Upper-Tier REMIC" and the "Group 5 Lower-Tier REMIC," respectively, and each a "REMIC"). The Certificates (other than the Class 1-A-R and the Group 5 Certificates) shall constitute "regular interests" in the Upper-Tier REMIC. The Offered Group 5 Certificates (other than the Class 5-A-3 Certificates) and each Component (exclusive of the right of such Certificates or Components to receive Cap Carryover Amounts) and the Class 5-CE Certificates shall constitute "regular interests" in the Group 5 Upper-Tier REMIC. The Certificates (other than the Class 1-A-R and Class 5-P Certificates) are the "Regular Certificates." The Uncertificated Middle-Tier Interests shall constitute the "regular interests" in the Middle-Tier REMIC. The Uncertificated Lower-Tier Interests shall constitute the "regular interests" in the Lower-Tier REMIC. The Uncertificated Group 5 Lower-Tier Interests shall constitute the "regular interests" in the Group 5 Lower-Tier REMIC. The Class 1-LR Interest shall be the "residual interest" in the Lower-Tier REMIC. The Class 1-MR Interest shall be the "residual interest" in the Middle-Tier REMIC. The Class 1-UR Interest shall be the "residual interest" in the Upper-Tier REMIC. The Class 4-PR Interest shall be the "residual interest" in the Group 4 Pooling REMIC. The Class 5-LR Interest shall be the "residual interest" in the Group 5 Lower-Tier REMIC. The Class 5-UR Interest shall be the "residual interest" in the Group 5 Upper-Tier REMIC. The portion of the Trust Estate consisting of the Reserve Account, the Yield Maintenance Agreements, the Class 5-P Certificates, the rights of the Offered Group 5 Certificates to receive Cap Carryover Amounts and the obligation of the Class 5-CE Certificates to pay Cap Carryover Amounts shall not be assets of any REMIC created hereunder, but rather shall be assets of the Grantor Trust. The assets of the Grantor Trust, the Certificates, the Uncertificated Middle-Tier Interests, the Uncertificated Lower-Tier Interests, the Uncertificated Group 4 Pooling REMIC Interests and the Uncertificated Group 5 Lower-Tier Interests will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

======================================================================================================================
                                                                                                      Integral
                               Initial Class              Pass-               Minimum                 Multiples
                           Certificate Balance or        Through           Denomination/              in Excess
Classes                       Notional Amount             Rate          Percentage Interest          of Minimum
----------------------------------------------------------------------------------------------------------------------
Class 1-A-1                      $133,349,000.00            (1)               $1,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 1-A-R                              $100.00            (1)                 $100                     N/A
----------------------------------------------------------------------------------------------------------------------
Class 2-A-1                       $25,000,000.00            (2)               $1,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 2-A-2                      $128,121,000.00            (3)               $1,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 2-A-3                        $9,320,000.00            (3)               $1,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 2-X-1                      $137,441,000.00            (4)           $1,000,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 3-A-1                       $30,341,000.00            (5)               $1,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 4-A-1                      $152,993,000.00            (6)               $1,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 5-A-1                      $148,653,000.00            (7)               $1,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 5-A-2                      $107,865,000.00            (8)               $1,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 5-A-3                       $27,773,000.00            (9)               $1,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 5-CE                            (10)                 (10)                  N/A                     N/A
----------------------------------------------------------------------------------------------------------------------
Class 5-P                             N/A                  N/A                   N/A                     N/A
----------------------------------------------------------------------------------------------------------------------
Class CB-1                         $6,791,000.00           (11)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class CB-2                         $5,398,000.00           (11)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class CB-3                         $4,004,000.00           (11)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class CB-4                         $3,483,000.00           (11)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class CB-5                         $1,393,000.00           (11)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class CB-6                         $1,045,007.00           (11)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 4-B-1                        $2,451,000.00            (6)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 4-B-2                          $949,000.00            (6)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 4-B-3                          $632,000.00            (6)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 4-B-4                          $475,000.00            (6)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 4-B-5                          $316,000.00            (6)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 4-B-6                          $316,581.00            (6)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 5-M-1                        $9,362,000.00           (12)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 5-M-2                        $7,646,000.00           (12)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 5-B-1                        $5,305,000.00           (12)              $25,000                     $1
----------------------------------------------------------------------------------------------------------------------
Class 5-B-2                        $1,560,000.00           (12)              $25,000                     $1
======================================================================================================================
                                                                                                    Integral
                                                          Pass-                                     Multiples In
                             Initial Component            Through        Minimum                    Excess Of
Components                   Balance                      Rate           Denomination               Minimum
----------------------------------------------------------------------------------------------------------------------
Class 5-A-3A                      $16,094,000.00           (13)                  N/A                     N/A
----------------------------------------------------------------------------------------------------------------------
Class 5-A-3B                      $11,679,000.00           (14)                  N/A                     N/A
----------------------------------------------------------------------------------------------------------------------

------------

(1) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 1 Mortgage Loans.

(2) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 2 Mortgage Loans.

(3) For each Distribution Date occurring prior to and including the Distribution Date in December 2009, interest will accrue on the Class 2-A-2 and Class 2-A-3 Certificates at a per annum rate equal to the Net WAC for the Group 2 Mortgage Loans minus 0.2825%. For each Distribution Date occurring on and after the Distribution Date in January 2010, interest will accrue on the Class 2-A-2 and Class 2-A-3 Certificates at a per annum rate equal to the Net WAC for the Group 2 Mortgage Loans.

(4) Interest will accrue on the Class 2-X-1 Certificates through the Distribution Date in December 2009 at a per annum rate equal to 0.2825%. No interest will accrue on the Class 2-X-1 Certificates on and after the Distribution Date in January 2010.

(5) For each Distribution Date, interest will accrue on the Class 3-A-1 Certificates at a per annum rate equal to the Net WAC for the Group 3 Mortgage Loans.

(6) For each Distribution Date, interest will accrue on the Class 4-A-1 Certificates at a per annum rate equal to the Net WAC for the Group 4 Mortgage Loans.

(7) For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.30% and (ii) the Subgroup 5A Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.60% and (ii) the Subgroup 5A Cap.

(8) For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.31% and (ii) the Subgroup 5B Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.62% and (ii) the Subgroup 5B Cap.

(9) The Class 5-A-3 Certificates will be deemed for purposes of distributions of principal and interest to consist of two Components as described in the table: the Class 5-A-3A Component and the Class 5-A-3B Component (each, a "Component"). The Components are not severable.

(10) Solely for REMIC purposes, the Class 5-CE Certificates will (i) have an initial Original Class Certificate Balance equal to the Initial Overcollateralization Amount and (ii) will bear interest on their Notional Amount at their Pass-Through Rate.

(11) Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC for each of the Group 1, Group 2 and Group 3 Mortgage Loans.

(12) For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.45%, 0.85%, 1.50% and 1.50% with respect to the Class 5-M-1, Class 5-M-2, Class 5-B-1 and Class 5-B-2 Certificates, respectively, and (ii) the Group 5 Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.675%, 1.275%, 2.25% and 2.25% with respect to the Class 5-M-1, Class 5-M-2, Class 5-B-1 and Class 5-B-2 Certificates, respectively, and (ii) the Group 5 Cap.

(13) For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on this Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.40% and (ii) the Subgroup 5A Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on this Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.80% and (ii) the Subgroup 5A Cap.

(14) For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on this Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.40% and (ii) the Subgroup 5B Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on this Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.80% and (ii) the Subgroup 5B Cap.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act:  The Securities Act of 1933, as amended.

            60+ Day Delinquent Loan: For each Distribution Date, each Group 5 Mortgage Loan (including each Group 5 Mortgage Loan in foreclosure and each Group 5 Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the Due Date in the prior calendar month, two months or more past due and each Group 5 Mortgage Loan relating to an REO Property.

            5LT Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date and (ii) the Group 5 Lower-Tier Rate for Regular Interest LT1AA minus the Marker Rate, divided by (b) 12.

            5LT Marker Allocation Percentage: 50% of any amount payable from or loss attributable to the Group 5 Mortgage Loans, which shall be allocated to Regular Interest LT1AA, Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1ZZ as provided in Section 5.11(c)(i).

            5LT Overcollateralization Target Amount: 0.50% of the Targeted Overcollateralization Amount.

            5LT Overcollateralized Amount: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the Group 5 Uncertificated Lower-Tier Interests minus (ii) the aggregate of the Uncertificated Principal Balances of Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1 and Regular Interest LT1B2, in each case as of such date of determination.

            5LT Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1 and Regular Interest LT1B2 and the denominator of which is the aggregate of the Uncertificated Principal Balances of Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1ZZ.

            5LT Sub WAC Allocation Percentage: 50% of any amount payable or loss attributable from the Group 5 Mortgage Loans, which shall be allocated to Regular Interest LT1SUB, Regular Interest LT1GRP, Regular Interest LT2SUB, Regular Interest LT2GRP and Regular Interest LT1XX.

            Accrued Certificate Interest: For any Distribution Date and each Class of interest-bearing Certificates (other than the Class 5-A-3 Certificates), one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance or Notional Amount less, in the case of the Offered Group 5 Certificates (other than the Class 5-A-3 Certificates), such Class' Interest Percentage of Relief Act Shortfalls for such Distribution Date. For any Distribution Date and the Class 5-A-3 Certificates, the sum of the Accrued Component Interest for each Component.

            Accrued Component Interest: For any Distribution Date and each Component, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Component Balance less such Component's Interest Percentage of Relief Act Shortfalls for such Distribution Date.

            Adjusted Pool Amount: With respect to any Distribution Date and Shifting Interest Loan Group, the Cut-off Date Pool Principal Balance of the Mortgage Loans in such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and
(ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Applied Realized Loss Amount: With respect to each Distribution Date prior to and on the Distribution Date on which the Class Certificate Balance of the Class 5-M-1 Certificates is reduced to zero, the excess, if any, of the aggregate of (a) the Class Certificate Balances of the Offered Group 5 Certificates (after taking into account the distribution of the Group 5 Principal Distribution Amount on such Distribution Date and any increase in any Class Certificate Balance of the Offered Group 5 Certificates as a result of Recoveries) over (b) the aggregate Stated Principal Balance of Loan Group 5 as of the Due Date in the month of such Distribution Date. With respect to each Distribution Date after the Distribution Date on which the Class Certificate Balance of the Class 5-M-1 Certificates has been reduced to zero, zero.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan or, in certain cases, an automated valuation model or tax assessed value and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or, in certain cases, an automated valuation model or tax assessed value, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Available Funds: As to any Distribution Date, the sum of the Group 5 Interest Remittance Amount and the Group 5 Principal Remittance Amount for such Distribution Date.

            Authenticating Agents: As defined in Section 9.10.

            BAFC: Banc of America Funding Corporation or its successor in interest.

            BANA: Bank of America, National Association, a national banking association, or its successor in interest.

            BANA Servicing Agreement: The Servicing Agreement, dated January 27, 2005, by and between BAFC, as depositor, and BANA, as servicer.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of Minnesota, the State of Maryland, the state in which the master servicing offices of the Master Servicer is located or the states in which the Corporate Trust Offices of the Trustee and the Securities Administrator are located are required or authorized by law or executive order to be closed.

            Buy-Down Account: The separate Eligible Account or Accounts created and maintained by a Servicer pursuant to Section 3.08.

            Buy-Down Agreement: An agreement governing the application of Buy-Down Funds with respect to a Buy-Down Mortgage Loan.

            Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor's monthly payment during the initial years of a Buy-Down Mortgage Loan.

            Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided from Buy-Down Funds.

            Calculated Principal Distribution: As defined in Section 5.04(c).

            Cap: Any of the Subgroup 5A Cap, the Subgroup 5B Cap or the Group 5 Cap.

            Cap Carryover Amount: If on any Distribution Date the Accrued Certificate Interest for any Class of Offered Group 5 Certificates or the Accrued Component Interest for any Component is based upon clause (ii) of the applicable Cap, the excess of (i) the amount of interest such Class or Component would have been entitled to receive on such Distribution Date based on the related Pass-Through Rate (without regard to the applicable Cap), over (ii) the amount of interest such Class or Component received on such Distribution Date based on the applicable Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Class or Component).

            Cash Deposit: $4,495.56 remitted by the Depositor to the Securities Administrator for deposit into the Distribution Account on the Closing Date.

            CB Crossed Group: Any of Group 1, Group 2 or Group 3.

            CB Crossed Loan Group: Any of Loan Group 1, Loan Group 2 or Loan Group 3.

            CB Crossed Loan Group Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates of the CB Crossed Groups immediately prior to such Distribution Date by the aggregate Pool Stated Principal Balance of the CB Crossed Loan Groups with respect to such Distribution Date.

            CB Crossed Loan Group Subordinate Percentage: As to any Distribution Date, the aggregate Class Certificate Balance of the Class CB Certificates divided by the aggregate Pool Stated Principal Balance for Loan Group 1, Loan Group 2 and Loan Group 3.

            Certificate: Any of the Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2005-A that are issued pursuant to this Agreement.

            Certificate Balance: With respect to any Certificate (other than the Class 2-X-1, Class 5-CE and Class 5-P Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part. The Class 2-X-1, Class 5-CE and Class 5-P Certificates have no Certificate Balance.

            Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Securities Administrator.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Securities Administrator shall not be responsible for knowing that any Certificate is registered in the name of an affiliate of the Depositor or the Master Servicer unless one of its Responsible Officers has actual knowledge thereof.

            Certification: As defined in Section 3.23.

            Class: As to the Certificates, the Class 1-A-1, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-X-1, Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-CE, Class 5-P, Class 5-M-1, Class 5-M-2, Class 5-B-1, Class 5-B-2, Class CB-1, Class CB-2, Class CB-3, Class CB-4, Class CB-5, Class CB-6, Class 4-B-1, Class 4-B-2, Class 4-B-3, Class 4-B-4, Class 4-B-5 and Class 4-B-6 Certificates, as the case may be.

            Class 2-A-2 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for the CB Crossed Groups, the amount, if any, by which the Class Certificate Balance of the Class 2-A-2 Certificates would be reduced as a result of the allocation of any reduction pursuant to
Section 5.03(b) to such Class, without regard to the operation of Section
5.03(e).

            Class 2-A-3 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for the CB Crossed Groups, the lesser of (a) the Class Certificate Balance of the Class 2-A-3 Certificates with respect to such Distribution Date prior to any reduction for the Class 2-A-3 Loss Allocation Amount and (b) the Class 2-A-2 Loss Amount with respect to such Distribution Date.

            Class 2-X-1 Notional Amount: As to any Distribution Date and the Class 2-X-1 Certificates, the sum of the Class Certificate Balances of the Class 2-A-2 and Class 2-A-3 Certificates.

            Class 4-B Certificates: The Class 4-B-1, Class 4-B-2, Class 4-B-3, Class 4-B-4, Class 4-B-5 and Class 4-B-6 Certificates.

            Class 5-A Certificates: The Class 5-A-1, Class 5-A-2 and Class 5-A-3 Certificates.

            Class 5-A-3A Applied Realized Loss Amount: With respect to any Distribution Date before the aggregate Class Certificate Balance of the Class M and Class 5-B Certificates has been reduced to zero, zero. With respect to any Distribution Date on and after the Class Certificate Balance of the Class 5-M-1 Certificates has been reduced to zero, and after the Applied Realized Loss Amount has been allocated pursuant to Section 5.05, the excess, if any, of (a) the sum of the Class Certificate Balance of the Class 5-A-1 Certificates and the Component Balance of the Class 5-A-3A Component (after taking into account the distribution of the Group 5 Principal Distribution Amount on such Distribution Date and any increase in the Class Certificate Balance of the Class 5-A-1 Certificates or the Component Balance of the Class 5-A-3A Component as a result of Recoveries) over (b) the aggregate Stated Principal Balance of the Subgroup 5A Mortgage Loans as of the Due Date in the month of such Distribution Date.

            Class 5-A-3B Applied Realized Loss Amount: With respect to any Distribution Date before the aggregate Class Certificate Balance of the Class M and Class 5-B Certificates has been reduced to zero, zero. With respect to any Distribution Date on and after the Class Certificate Balance of the Class 5-M-1 Certificates has been reduced to zero, and after the Applied Realized Loss Amount has been allocated pursuant to Section 5.05, the excess, if any, of (a) the sum of the Class Certificate Balance of the Class 5-A-2 Certificates and the Component Balance of the Class 5-A-3B Component (after taking into account the distribution of the Group 5 Principal Distribution Amount on such Distribution Date and any increase in the Class Certificate Balance of the Class 5-A-2 Certificates or the Component Balance of the Class 5-A-3B Component as a result of Recoveries) over (b) the aggregate Stated Principal Balance of the Subgroup 5B Mortgage Loans as of the Due Date in the month of such Distribution Date.

            Class 5-B Certificates: The Class 5-B-1 and Class 5-B-2
Certificates.

            Class 5-B-1 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class 5-A Certificates (after taking into account the payment of the Group 5 Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class 5-M-1 Certificates (after taking into account the payment of the Class 5-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class 5-M-2 Certificates (after taking into account the payment of the Class 5-M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Class Certificate Balance of the Class 5-B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.50% and (ii) the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date and (B) the amount by which the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 5.

            Class 5-B-1 Realized Loss Amortization Amount: As to the Class 5-B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 5-B-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.03(c)(i) through (xi) hereof, in each case for such Distribution Date.

            Class 5-B-2 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class 5-A Certificates (after taking into account the payment of the Group 5 Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class 5-M-1 Certificates (after taking into account the payment of the Class 5-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class 5-M-2 Certificates (after taking into account the payment of the Class 5-M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class 5-B-1 Certificates (after taking into account the payment of the Class 5-B-1 Principal Distribution Amount on such Distribution Date), and
(v) the Class Certificate Balance of the Class 5-B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.50% and (ii) the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date and (B) the amount by which the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 5.

            Class 5-B-2 Realized Loss Amortization Amount: As to the Class 5-B-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 5-B-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.03(c)(i) through (xiv) hereof, in each case for such Distribution Date.

            Class 5-CE Distributable Amount: With respect to any Distribution Date, the sum of (i) the interest accrued on such Class 5-CE Certificate at its Pass-Through Rate calculated on its Notional Amount less the amount (without duplication) of Cap Carryover Amounts paid pursuant to Section 5.03(c)(xvi),
(ii) any remaining Overcollateralization Release Amounts, (iii) the aggregate of amounts remaining in the Reserve Account after the distributions in Section 3.09(h)(i)(A).

            Class 5-CE Uncertificated Principal Balance: As of any date of determination, the Initial Overcollateralization Amount minus the sum of (i) any Realized Losses allocated thereto and (ii) any amounts distributed (or deemed distributed) to the Class 5-CE Certificates with respect thereto.

            Class 5-M-1 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class 5-A Certificates (after taking into account the payment of the Group 5 Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class 5-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.20% and (ii) the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date and (B) the amount by which the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 5.

            Class 5-M-1 Realized Loss Amortization Amount: As to the Class 5-M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 5-M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.03(c)(i) through (v) hereof, in each case for such Distribution Date.

            Class 5-M-2 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class 5-A Certificates (after taking into account the payment of the Group 5 Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class 5-M-1 Certificates (after taking into account the payment of the Class 5-M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class 5-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 93.10% and (ii) the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date and (B) the amount by which the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 5.

            Class 5-M-2 Realized Loss Amortization Amount: As to the Class 5-M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class 5-M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.03(c)(i) through (viii) hereof, in each case for such Distribution Date.

            Class A Certificates: The Class 1-A-1, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 5-A-2 and Class 5-A-3 Certificates.

            Class B Certificates: The Class CB Certificates, the Class 4-B Certificates and the Class 5-B Certificates.

            Class CB Certificates: The Class CB-1, Class CB-2, Class CB-3, Class CB-4, Class CB-5 and Class CB-6 Certificates.

            Class CB Subordinate Balance Ratio: As of any date of determination, the ratio among the principal balances of the Class 1-LS Interest, the Class 2-LS Interest and the Class 3-LS Interest, equal to the ratio among the Group Subordinate Amount of Loan Group 1, the Group Subordinate Amount of Loan Group 2 and the Group Subordinate Amount of Loan Group 3.

            Class Certificate Balance: Class Certificate Balance means, with respect to (i) any Class of Shifting Interest Certificates (other than the Class 2-X-1 Certificates) and any date of determination, and subject to Section 5.04(i), the Initial Class Certificate Balance of such Class minus (A) the sum of (i) all distributions of principal made with respect thereto, (ii) all reductions in Class Certificate Balance previously allocated thereto pursuant to
Section 5.04(a) and (iii) in the case of the Class 2-A-3 Certificates, any reduction allocated thereto pursuant to Section 5.04(d) plus (B) the sum of (x) all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.04(a) and (y) in the case of the 2-A-3 Certificates, any increases allocated thereto pursuant to Section 5.04(d) and (ii) any Class of Offered Group 5 Certificates (other than the Class 5-A-3 Certificates) and any Distribution Date, and subject to Section 5.03(f), the Initial Class Certificate Balance of such Class (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto for previous Distribution Dates pursuant to Section 5.05 and (b) increased by any Recoveries allocated to such Class for previous Distribution Dates. The Class Certificate Balance of the Class 5-A-3 Certificates will equal the sum of the Component Balances of the Components. The Class 2-X-1 Certificates are Interest-Only Certificates and have no Class Certificate Balance. The Class 5-CE and Class 5-P Certificates do not have a Class Certificate Balance.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class of Shifting Interest Certificates, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class M Certificates: The Class 5-M-1 Certificates and the Class 5-M-2 Certificates.

            Class M Certificateholders: Collectively, the Holders of the Class M Certificates.

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class of Shifting Interest Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: January 27, 2005.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: With respect to any Distribution Date and Servicer, an amount equal to the lesser of (a) the aggregate Servicing Fee payable to such Servicer for the Mortgage Loans serviced by such Servicer as of the Due Date in the month preceding the month of such Distribution Date and (b) the aggregate Prepayment Interest Shortfall for the Mortgage Loans serviced by such Servicer for such Distribution Date. To the extent that Compensating Interest for a Servicer is calculated pursuant to clause (a) of the previous sentence, such Compensating Interest shall be allocated to the CB Crossed Loan Groups in the aggregate, Loan Group 4 and Loan Group 5, pro rata, based on the aggregate Prepayment Interest Shortfalls for such Distribution Date on the Mortgage Loans in such Loan Groups or Loan Group, as the case may be, serviced by such Servicer.

            Component Balance: With respect to any Component and any date of determination, the Initial Component Balance of such Component (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Component on all prior Distribution Dates and (ii) Class 5-A-3A Applied Realized Loss Amounts or Class 5-A-3B Applied Realized Loss Amount allocated thereto, as the case may be, for previous Distribution Dates pursuant to Section 5.05 and
(b) increased by any Recoveries allocated to such Component for previous Distribution Dates.

            Conversion Date: The date on which a Mortgage Loan becomes a Converted Mortgage Loan.

            Converted Mortgage Loan: Any Mortgage Loan as to which the related Mortgagor has exercised its option pursuant to the related Mortgage Note to convert the adjustable rate of interest on such Mortgage Loan to a fixed rate of interest.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: With respect to the Trustee, the principal office of the Trustee, which office at the date of the execution of this instrument is located at 401 South Tryon Street, Charlotte, North Carolina, 28288-1179 Attention: Structured Finance Trust Services, BAFC, Series 2005-A, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator, the NIMS Insurer and the Master Servicer. With respect to the Securities Administrator, the principal corporate trust office of the Securities Administrator at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
Corporate Trust Services - BAFC 2005-A, and for certificate transfer purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services - BAFC 2005-A, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee, the NIMS Insurer and the Master Servicer.

            Corresponding Classes or Components: With respect to the Group 5 Lower-Tier REMIC and the Group 5 Upper-Tier REMIC, the following Classes or Components shall be Corresponding Classes or Components:

     Corresponding Group 5      Corresponding Group 5 Upper-Tier Classes or
     Lower-Tier Interests       Components
     --------------------       -------------------------------------------
      LT1A1                               Class 5-A-1 Certificates
      LT1A2                               Class 5-A-2 Certificates
      LT1A3A                              Class 5-A-3A Component
      LT1A3B                              Class 5-A-3B Component
      LT1M1                               Class 5-M-1 Certificates
      LT1M2                               Class 5-M-2 Certificates
      LT1B1                               Class 5-B-1 Certificates
      LT1B2                               Class 5-B-2 Certificates

            Corresponding Upper-Tier Class or Classes: As to each of the following Uncertificated Middle-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

      Uncertificated Middle-Tier Interest         Corresponding Upper-Tier Class or Classes
      -----------------------------------         -----------------------------------------
       Class 1-A-M1 Interest                      Class 1-A-1 Certificates
       Class 1-A-MUR Interest                     Class 1-A-R Certificate
                                                  Class 2-A-1, Class 2-A-2, Class 2-A-3 and
       Class 2-A-M1 Interest                      Class 2-X-1 Certificates
       Class 3-A-M1 Interest                      Class 3-A-1 Certificates
       Class 4-A-M1 Interest                      Class 4-A-1 Certificates
       Class CB-M1 Interest                       Class CB-1 Certificates
       Class CB-M2 Interest                       Class CB-2 Certificates
       Class CB-M3 Interest                       Class CB-3 Certificates
       Class CB-M4 Interest                       Class CB-4 Certificates
       Class CB-M5 Interest                       Class CB-5 Certificates
       Class CB-M6 Interest                       Class CB-6 Certificates
       Class 4-B-M1 Interest                      Class 4-B-1 Certificates
       Class 4-B-M2 Interest                      Class 4-B-2 Certificates
       Class 4-B-M3 Interest                      Class 4-B-3 Certificates
       Class 4-B-M4 Interest                      Class 4-B-4 Certificates
       Class 4-B-M5 Interest                      Class 4-B-5 Certificates
       Class 4-B-M6 Interest                      Class 4-B-6 Certificates


            Countrywide Servicing Agreement: The Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, by and between BANA (as successor in interest to Banc of America Mortgage Capital Corporation) and Countrywide Home Loans, Inc., as amended by (i) that certain Amendment No. 1, dated as of July 1, 2003, by and among Banc of America Mortgage Capital Corporation, Countrywide Home Loans, Inc. and BANA and (ii) that certain Amendment No. 2, dated as of September 1, 2004, by and among Banc of America Mortgage Capital Corporation, Countrywide Home Loans, Inc. and BANA.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. None of any Servicer, the Depositor or any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to each Servicer, procedures (including collection procedures) that such Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-off Date: January 1, 2005.

            Cut-off Date Pool Principal Balance: For each Loan Group or Loan Subgroup, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such Loan Group or Loan Subgroup which is $142,390,136.34 for Loan Group 1, $173,456,137.00 for Loan Group 2, $32,398,834.45 for Loan Group 3,
$158,132,581.16 for Loan Group 4, $312,065,760.44 for Loan Group 5,
$180,841,985.60 for Loan Subgroup 5A and $131,223,774.84 for Loan Subgroup 5B.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the related Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the related Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Section 2.02.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the related Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the related Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Banc of America Funding Corporation, a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to any Distribution Date and for each Servicer, as defined in the applicable Servicing Agreement.

            Distribution Account: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(c) in the name of the Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Securities Administrator for Wachovia Bank, National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2005-A." The Distribution Account shall be deemed to consist of eight sub-accounts; one for each Loan Group (designated as Sub-Account 1, Sub-Account 2, Sub-Account 3, Sub-Account 4 and Sub-Account 5) and three sub-accounts referred to herein as the Middle-Tier Sub-Account, the Upper-Tier Certificate Sub-Account and the Group 5 Upper-Tier Certificate Sub-Account, respectively. Funds in the Distribution Account shall be held in trust for the Holders of the Certificates for the uses and purposes set forth in this Agreement.

            Distribution Date: The 20th day of each month beginning in February 2005 (or, if such day is not a Business Day, the next Business Day).

            Document Transfer Event: The 60th day following the day on which either (i) Wells Fargo Bank is no longer the Servicer of any of the Mortgage Loans purchased by the Seller pursuant to the Wells Fargo Servicing Agreement or
(ii) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by Fitch.

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Securities Administrator, the NIMS Insurer and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (including the Trustee and the Securities Administrator), acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Securities Administrator.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any of the Class CB-4, Class CB-5, Class CB-6, Class 4-B-4, Class 4-B-5, Class 4-B-6, Class 5-CE and Class 5-P Certificates.

            Escrow Account: As defined in Section 3.10.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the related Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.12(a)(iv), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Securities Administrator.

            Fitch: Fitch Ratings, or any successor thereto.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            FNMA: Fannie Mae, or any successor thereto.

            Form 10-K: As defined in Section 3.23(a).

            Fractional Interest: As defined in Section 5.02(d).

            Grantor Trust: That portion of the Trust exclusive of the REMICs consisting of (a) the Prepayment Premiums and the right of the Class 5-P Certificateholders to receive such Prepayment Premiums, (a) the right of the Offered Group 5 Certificates to receive Cap Carryover Amounts, (b) each Yield Maintenance Agreement, the Reserve Account and the beneficial interest of the Class 5-CE Certificates with respect thereto and (c) the obligation of the Class 5-CE Certificates to pay Cap Carryover Amounts.

            GreenPoint Servicing Agreement: The Flow Sale and Servicing Agreement, dated as of September 1, 2004, by and between BANA and GreenPoint Mortgage Funding, Inc., as amended by that certain Amendment No. 1, dated as of October 1, 2004, by and between BANA and GreenPoint Mortgage Funding, Inc.

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Rate Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

            Group: Any of Group 1, Group 2, Group 3, Group 4 or Group 5.

            Group 1: The Group 1 Senior Certificates.

            Group 1 Lower-Tier Rate: For each Distribution Date, a per annum rate equal to the Net WAC for the Group 1 Mortgage Loans.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

            Group 1 Senior Certificates: Class 1-A-1 and Class 1-A-R
Certificates.

            Group 2: The Group 2 Senior Certificates.

            Group 2 Lower-Tier Rate: For each Distribution Date, a per annum rate equal to the Net WAC for the Group 2 Mortgage Loans.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

            Group 2 Senior Certificates: Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-X-1 Certificates.

            Group 3: The Group 3 Senior Certificates.

            Group 3 Lower-Tier Rate: For each Distribution Date, a per annum rate equal to the Net WAC for the Group 3 Mortgage Loans.

            Group 3 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-3 hereto.

            Group 3 Senior Certificates: Class 3-A-1 Certificates.

            Group 4: The Group 4 Senior Certificates and the Class 4-B Certificates.

            Group 4 Lower-Tier Rate: For each Distribution Date, a per annum rate equal to the Net WAC for the Group 4 Mortgage Loans.

            Group 4 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-4 hereto.

            Group 4 Pooling REMIC: As defined in the Preliminary Statement, the segregated asset pool, the assets of which consist of the Group 4 Mortgage Loans, such amounts as shall from time to time be held in respect of the Group 4 Mortgage Loans in the Distribution Account (other than amounts held in respect of the Upper-Tier Certificate Sub-Account), the insurance policies, if any, relating to a Group 4 Mortgage Loan and the Mortgaged Property that secured a Group 4 Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure.

            Group 4 Pooling REMIC Distribution Amount: As defined in Section 5.11(a).

            Group 4 Pooling Regular Interest: The regular interest issued by the Group 4 Pooling REMIC that is held as an asset of the Middle-Tier REMIC and is entitled to monthly distributions as provided in Section 5.11 hereof.

            Group 4 Senior Certificates: Class 4-A-1 Certificates.

            Group 5: The Group 5 Senior Certificates, the Class M Certificates and the Class 5-B Certificates.

            Group 5 Cap: As of any Distribution Date and the Class M and Class 5-B Certificates, a per annum rate equal to the lesser of (i) 11.50% and (ii) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Subgroup 5A Cap and the Subgroup 5B Cap (each calculated without regard to clause (i) of the definitions thereof), weighted on the basis of the related Subgroup Subordinate Amount.

            Group 5 Certificates: The Group 5 Senior Certificates, the Class M Certificates, the Class 5-B Certificates, the Class 5-CE Certificates and the Class 5-P Certificates.

            Group 5 Interest Remittance Amount: As of any Distribution Date, the sum of the Subgroup 5A Interest Remittance Amount and the Subgroup 5B Interest Remittance Amount for such Distribution Date.

            Group 5 Lower-Tier Distribution Amount: As defined in Section
5.11(b).

            Group 5 Lower-Tier Rate: With respect to Regular Interest LT1AA, Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2, Regular Interest LT1ZZ, Regular Interest LT1SUB, Regular Interest LT2SUB and Regular Interest LT1XX, the Net WAC of the Group 5 Mortgage Loans. With respect to Regular Interest LT1GRP, the Subgroup 5A Cap. With respect Regular Interest LT2GRP, the Subgroup 5B Cap.

            Group 5 Lower-Tier REMIC: As defined in the Preliminary Statement, the segregated asset pool, the assets of which consist of the Group 5 Mortgage Loans, such amounts as shall from time to time be held in respect of the Group 5 Mortgage Loans in the Distribution Account (other than amounts held in respect of the Group 5 Upper-Tier Certificate Sub-Account), the insurance policies, if any, relating to a Group 5 Mortgage Loan and the Mortgaged Property that secured a Group 5 Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure.

            Group 5 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-5 hereto.

            Group 5 Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Group 5 Principal Remittance Amount minus the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

            Group 5 Principal Remittance Amount: With respect to any Distribution Date and Group 5 Mortgage Loans, to the extent of funds available therefor, the sum (less amounts available for reimbursement to the Servicers of Advances and expenses pursuant to the applicable Servicing Agreement, amounts reimbursable or payable to the Master Servicer, Securities Administrator or Trustee pursuant to this Agreement) of: (i) each payment of principal on a Mortgage Loan due on the Due Date in the month of such Distribution Date and received by the Servicers on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all Principal Prepayments received by the applicable Servicer during the prior calendar month, (iii) Insurance Proceeds, net Liquidation Proceeds and Recoveries allocable to principal actually collected by the applicable Servicer during the prior calendar month, (iv) with respect to Defective Mortgage Loans repurchased with respect to the prior calendar month, the portion of the Repurchase Price allocable to principal, (v) any Substitution Adjustment Amounts paid during the prior calendar month and
(vi) on the Distribution Date on which the Group 5 Mortgage Loans and related REO Property are purchased by the Master Servicer in accordance with Section
10.01 hereof, that portion of the purchase price therefor in respect of principal.

            Group 5 Senior Certificates: Class 5-A-1, Class 5-A-2 and Class 5-A-3 Certificates.

            Group 5 Senior Principal Distribution Amount: With respect to any Distribution Date, (i) before the Stepdown Date or as to which a Trigger Event is in effect, the lesser of (a) the aggregate Class Certificate Balance of the Class 5-A Certificates immediately prior to such Distribution Date and (b) the Group 5 Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Class Certificate Balance of the Class 5-A Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (i) 82.20% and
(ii) the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date and (y) the amount by which the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance for Loan Group 5.

            Group 5 Subordinate Balance Ratio: As of any date of determination, the ratio between the Uncertificated Principal Balances of Regular Interest LT1SUB and Regular Interest LT2SUB, equal to the ratio between the Subgroup Subordinate Amount for Loan Subgroup 5A and the Subgroup Subordinate Amount for Loan Subgroup 5B.

            Group 5 Upper-Tier Certificate Sub-Account: The sub-account of the Distribution Account designated by the Securities Administrator pursuant to
Section 3.09(g).

            Group 5 Upper-Tier REMIC: As defined in the Preliminary Statement, the segregated asset pool, the assets of which consist of the Group 5 Uncertificated Lower-Tier Interests and such amounts as shall from time to time be deemed to be held in the Group 5 Upper-Tier Certificate Sub-Account.

            Group Subordinate  Amount:  With respect to any Distribution
Date and any Shifting Interest Loan Group, the excess of the Pool Stated Principal Balance for such Loan Group over the aggregate Class Certificate Balance of the Senior Certificates of the Related Group immediately prior to such date.

            Holder: A Certificateholder.

            Indenture: An indenture relating to the issuance of net interest margin notes secured by the Class 5-CE Certificates and the Class 5-P Certificates, which may or may not be guaranteed by the NIMS Insurer.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Servicers or in an affiliate of any of them, and (iii) is not connected with the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Servicers as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Mortgage Loan and Rate Adjustment Date, any of the One-Year CMT Index, the One-Year LIBOR Index or the Six-Month LIBOR Index. The Index applicable to each Mortgage Loan will be indicated on the Mortgage Loan Schedule. In the event that any such Index is no longer available, the applicable Servicer will select a substitute Index in accordance with the terms of the related Mortgage Note and in compliance with federal and state law.

            Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Initial Component Balance: As to each Component, the Component Balance set forth in the Preliminary Statement.

            Initial Notional Amount: As to each Class of Interest-Only Certificates, the Notional Amount set forth in the Preliminary Statement.

            Initial Overcollateralization Amount: $3,901,760.43.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Shifting Interest Certificates, the period from and including the first day of the previous calendar month to but not including the first day of the calendar month of the current Distribution Date. As to each Distribution Date and each Class of Offered Group 5 Certificates, the period from and including the Distribution Date in the prior calendar month (or in the case of the first Distribution Date, from the Closing Date) through and including the day prior to the current Distribution Date. Interest on each Class of Shifting Interest Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on each Class of Offered Group 5 Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

            Interest Carry Forward Amount: For any Class of Offered Group 5 Certificates (other than the Class 5-A-3 Certificates) and the Components and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest or Accrued Component Interest, as the case may be, and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class or Component on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate for the related Interest Accrual Period.

            Interest Distribution Amount: For any Distribution Date and each Class of Shifting Interest Certificates, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Interest-Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class 2-X-1 Certificates are the only Class of Interest-Only Certificates.

            Interest Percentage: With respect to any Class of Offered Group 5 Certificates (other than the Class 5-A-3 Certificates) or any Component and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class or Accrued Component Interest for such Component to the sum of the Accrued Certificate Interest for all Classes and Accrued Component Interest for all Components, in each case with respect to such Distribution Date, without regard to Relief Act Shortfalls.

            LIBOR Business Day: Any day on which banks in the London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

            LIBOR Determination Date: With respect to the Offered Group 5 Certificates and each Interest Accrual Period (after the first Interest Accrual Period), the second LIBOR Business Day prior to the day on which such Interest Accrual Period commences.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with the related Servicing Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan Group: Any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 or Loan Group 5.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan Group 3: The Group 3 Mortgage Loans.

            Loan Group 4: The Group 4 Mortgage Loans.

            Loan Group 5: The Group 5 Mortgage Loans.

            Loan Subgroup: Any of Loan Subgroup 5A or Loan Subgroup 5B.

            Loan Subgroup 5A: The Subgroup 5A Mortgage Loans.

            Loan Subgroup 5B: The Subgroup 5B Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 5.11(a).

            Lower-Tier REMIC: As defined in the Preliminary Statement, the segregated asset pool, the assets of which consist of the Mortgage Loans (other than the Group 5 Mortgage Loans), such amounts as shall from time to time be held in the Distribution Account (other than amounts held in respect of the Middle-Tier Sub-Account or the Upper-Tier Certificate Sub-Account or any amounts held in respect of the Group 4 Mortgage Loans, the Group 5 Mortgage Loans or in the Group 5 Upper-Tier Certificate Sub-Account), the insurance policies, if any, relating to a Mortgage Loan and the Mortgaged Property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Marker Rate: With respect to the Class 5-CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the applicable Group 5 Lower-Tier Rates for Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1ZZ, (i) with the rate on each such Uncertificated Group 5 Lower-Tier Interest (other than Regular Interest LT1ZZ) subject to a cap equal to the Pass-Through Rate of its Corresponding Class or Component (taking into account in determining any such Pass-Through Rate the imposition of the applicable Cap as described in footnote 7, 8, 12, 13 or 14 to the table in the Preliminary Statement relating to the Certificates) for the purposes of this calculation and (ii) with the rate on Regular Interest LT1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Group 5 Lower-Tier Rate and the related caps with respect to each such Uncertificated Group 5 Regular Interest (other than Regular Interest LT1ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

            Master Servicer: Wells Fargo Bank, N.A., and any successors-in-interest and, if a successor master servicer is appointed hereunder, such successor, as master servicer.

            Master Servicer Custodial Account: The Eligible Account created and maintained by the Master Servicer pursuant to Section 3.09(b) in the name of the Master Servicer for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Master Servicer, in trust for the registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2005-A."

            Master Servicer Custodial Account Reinvestment Income: For each Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Master Servicer Custodial Account.

            Master Servicer Indemnified Parties: As defined in Section 3.23(c).

            Master Servicer's Certificate: The monthly report required by
Section 4.01.

            Master Servicing Officer: With respect to the Master Servicer, any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Securities Administrator by the Master Servicer, as such list may from time to time be amended.

            Master Servicing Transfer Costs: All reasonable costs and expenses incurred by the Trustee in connection with the transfer of master servicing from a predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively.

            Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (a) accrued interest at the Group 5 Lower-Tier Rate applicable to Regular Interest LT1ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of Regular Interest LT1ZZ minus the 5LT Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1 and Regular Interest LT1B2, each subject to a cap equal to the Pass-Through Rate of the related Corresponding Class for the purpose of this calculation; provided, however, that for this purpose, calculations of the Group 5 Lower-Tier Rate and the related caps with respect to Uncertificated Accrued Interest on Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1 and Regular Interest LT1B2 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

            Middle-Tier Certificate Sub-Account: The sub-account of the Distribution Account designated by the Securities Administrator pursuant to
Section 3.09(g).

            Middle-Tier REMIC: As defined in the Preliminary Statement, the segregated asset pool, the assets of which consist of the Uncertificated Lower-Tier Interests, the Uncertificated Group 4 Pooling REMIC Interest and such amounts as shall from time to time be deemed to be held in the Middle-Tier Certificate Sub-Account.

            Monthly Excess Cashflow Amount: The sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Group 5 Principal Distribution Amount remaining after principal distributions on the Offered Group 5 Certificates.

            Monthly Excess Interest Amount: With respect to each Distribution Date, the amount, if any, by which the Group 5 Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date to the Group 5 Certificates pursuant to priorities first through eighth under Section 5.03(a).

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Form 8-K: As defined in Section 3.23(a).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such Rate Adjustment Date, the sum of the applicable Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Rate Ceiling applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated January 27, 2005, between Bank of America, National Association, as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1, Exhibit D-2, Exhibit D-3, Exhibit D-4, Exhibit D-5, Exhibit D-6 and Exhibit D-7 setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; (xv) the Appraised Value; (xvi) the first Rate Adjustment Date; (xvii) the Rate Ceiling; (xviii) the Periodic Cap; (xix) the Gross Margin;
(xx) the Index; (xxi) the closing date of such Mortgage Loan; (xxii) whether such Mortgage Loan is a Convertible Mortgage Loan; and (xxiii) whether such Mortgage Loan is subject to a Prepayment Premium. With respect to the Mortgage Loans in each Loan Group or Loan Subgroup in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by (i) the Servicing Fee Rate and (ii) the Securities Administrator Fee Rate.

            Net WAC: As to any Loan Group or Loan Subgroup and any Distribution Date, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in such Loan Group or Loan Subgroup (based on Stated Principal Balances of the Mortgage Loans in such Loan Group or Loan Subgroup on the Due Date in the month preceding the month of such Distribution Date).

            NIMS Insurer: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class 5-CE and Class 5-P Certificates.

            Non-Supported Interest Shortfalls: As to any Distribution Date and
(i) the CB Crossed Loan Groups, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for the CB Crossed Loan Groups exceeds the aggregate Compensating Interest received from the Servicers for the Mortgage Loans in the CB Crossed Loan Groups for such Distribution Date and (ii) Loan Group 4, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for Loan Group 4 exceeds the aggregate Compensating Interest received from the Servicers for the Group 4 Mortgage Loans for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the related Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notional Amount: With respect to the Class 2-X-1 Certificates and any date of determination, the Class 2-X-1 Notional Amount.

            NYCEMA: A New York Consolidation, Extension and Modification Agreement.

            Offered Certificates: The Senior Certificates and the Class CB-1, Class CB-2, Class CB-3, Class 4-B-1, Class 4-B-2, Class 4-B-3, Class 5-M-1, Class 5-M-2, Class 5-B-1 and Class 5-B-2 Certificates.

            Offered Group 5 Certificates: The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-M-1, Class 5-M-2, Class 5-B-1 and Class 5-B-2 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee or the Securities Administrator, as the case may be.

            One-Month LIBOR: With respect to the initial Interest Accrual Period, 2.55% per annum. With respect to each Interest Accrual Period (other than the initial Interest Accrual Period), the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If no such quotations are available on a LIBOR Determination Date, One-Month LIBOR for the related Interest Accrual Period will be the higher of (i) One-Month LIBOR for the previous LIBOR Determination Date (or, in the case of the first LIBOR Determination Date for which the Securities Administrator is required to determine One-Month LIBOR, 2.55% per annum) or (ii) a per annum rate which the Securities Administrator determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month United States dollar lending rate that New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate that the New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

            One-Year CMT Index: A rate per annum that is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) and most recently available as of the date 45 days before the applicable Rate Adjustment Date.

            One-Year LIBOR Index: A rate per annum that is defined to be the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Rate Adjustment Date or (ii) up to the date 45 days before the applicable Rate Adjustment Date.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee if such opinion is delivered to the Trustee, or acceptable to the Securities Administrator if such opinion is delivered to the Securities Administrator, who may be counsel for the Depositor or the Master Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as six separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Optional Termination Date: The first Distribution Date on which the Master Servicer may opt to terminate (i) the Group 1, Group 2 and Group 3 Mortgage Loans and related REO Property, (ii) the Group 4 Mortgage Loans and related REO Property or (iii) the Group 5 Mortgage Loans and related REO Property pursuant to Section 10.01.

            Original Class CB Certificate Balance: $22,115,007.00.

            Original Class 4-B Certificate Balance: $5,139,581.00.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                      Class CB-1            4.40%
                      Class CB-2            2.85%
                      Class CB-3            1.70%
                      Class CB-4            0.70%
                      Class CB-5            0.30%
                      Class CB-6            0.00%
                      Class 4-B-1           1.70%
                      Class 4-B-2           1.10%
                      Class 4-B-3           0.70%
                      Class 4-B-4           0.40%
                      Class 4-B-5           0.20%
                      Class 4-B-6           0.00%

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Section 2.02, 2.04, 2.09 or Section 3.16(f).

            Overcollateralization Amount: As of any Distribution Date, the excess, if any, of (x) the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of the Due Date in the month of such Distribution Date over
(y) the aggregate Class Certificate Balance of all Classes of Offered Group 5 Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Class Certificate Balance of a Class of Offered Group 5 Certificates as a result of Recoveries).

            Overcollateralization Deficiency: As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Balances of all Classes of Offered Group 5 Certificates resulting from the distribution of the Group 5 Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts, Class 5-A-3A Applied Realized Loss Amounts or Class 5-A-3B Applied Realized Loss Amounts on such Distribution Date.

            Overcollateralization Release Amount: With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Group 5 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Group 5 Principal Remittance Amount is applied as a principal payment on the Offered Group 5 Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth or described in the Preliminary Statement.

            With respect to the Class 5-CE Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (J) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1ZZ. For purposes of calculating the Pass-Through Rate for the Class 5-CE Certificates, the numerator is equal to the sum of the following components:

            (A) the Group 5 Lower-Tier Rate for Regular Interest LT1AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1AA;

            (B) the Group 5 Lower-Tier Rate for Regular Interest LT1A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1A1;

            (C) the Group 5 Lower-Tier Rate for Regular Interest LT1A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1A2;

            (D) the Group 5 Lower-Tier Rate for Regular Interest LT1A3A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1A3A;

            (E) the Group 5 Lower-Tier Rate for Regular Interest LT1A3B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1A3B;

            (F) the Group 5 Lower-Tier Rate for Regular Interest LT1M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1M1;

            (G) the Group 5 Lower-Tier Rate for Regular Interest LT1M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1M2;

            (H) the Group 5 Lower-Tier Rate for Regular Interest LT1B1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1B1;

            (I) the Group 5 Lower-Tier Rate for Regular Interest LT1B2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1B2;

            (J) the Group 5 Lower-Tier Rate for Regular Interest LT1ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1ZZ.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate (other than the Class 5-CE and Class 5-P Certificates), the percentage obtained by dividing the initial Certificate Balance of such Certificate (or the initial notional amount for the Interest-Only Certificates) by the Initial Class Certificate Balance or Initial Notional Amount, as applicable, of the Class of which such Certificate is a part. With respect to the Class 5-CE and Class 5-P Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

            Periodic Advance: With respect to each Servicer, shall have the meaning given to the term "Monthly Advance" in the applicable Servicing Agreement.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note, if any, and designated as such in the Mortgage Loan Schedule.

            Permitted Investments: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "P-1" by Moody's, "A-1" by S&P and "F1" by Fitch;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "P-1" by Moody's, "A-1" by S&P and "F1" by Fitch;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P-1" by Moody's, "A-1" by S&P and "F1" by Fitch;

            (v) investments in money market funds (including funds of the Trustee, the Securities Administrator or their affiliates, or funds for which an affiliate of the Trustee or the Securities Administrator acts as advisor, as well as funds for which the Trustee and its affiliates or the Securities Administrator and its affiliates may receive compensation) rated either "Aaa" by Moody's, "AAAm G" by S&P and "AAA" by Fitch (if rated by Fitch) or otherwise approved in writing by each Rating Agency; and

            (vi) other obligations or securities that are acceptable to each Rating Agency and the NIMS Insurer and, as evidenced by an Opinion of Counsel obtained by the Master Servicer and addressed to the Depositor and the Securities Administrator, will not affect the qualification of the Trust Estate as six separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person with respect to whom the income on a Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, and (vi) any other Person so designated by the Master Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-A-R, Class CB-4, Class CB-5, Class CB-6, Class 5-CE, Class 5-P, Class 4-B-4, Class 4-B-5 and Class 4-B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            Pool Distribution Amount: As to any Distribution Date and Shifting Interest Loan Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the Servicing Fee and the Securities Administrator Fee), the principal portion of any Monthly Payment on a Mortgage Loan in such Loan Group due on the Due Date in the calendar month in which such Distribution Date occurs and which is received prior to the related Determination Date and, with respect to Loan Group 2 and the first Distribution Date only, the Cash Deposit and (B) all Periodic Advances made by a Servicer (or the Master Servicer or the Trustee, as applicable) in respect of such Loan Group and payments of Compensating Interest allocable to such Loan Group in respect of such Distribution Date deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(vi); (ii) all Liquidation Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(iii); (iii) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date and deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(i); (iv) in connection with Defective Mortgage Loans and Converted Mortgage Loans in such Loan Group, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts received during the calendar month preceding the month of such Distribution Date and deposited to the Master Servicer Custodial Account pursuant to Section 3.09(d)(vii); (v) any other amounts in the Master Servicer Custodial Account deposited therein pursuant to Sections 3.09(d)(iv), (v), (ix) and (x) in respect of such Distribution Date and such Loan Group; (vi) any Reimbursement Amount required to be included pursuant to Section 5.02(a) and (vii) any Recovery in respect of such Distribution Date; over (b) any amounts permitted to be withdrawn from the Master Servicer Custodial Account pursuant to clauses (i) through (viii), inclusive, of Section 3.12(a) in respect of such Loan Group.

            Pool Stated Principal Balance: As to any Distribution Date and Shifting Interest Loan Group, the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans at the close of business on the Due Date in the month preceding the month in which such Distribution Date occurs.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee Rate) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Prepayment Premium: Any prepayment premium, penalty or charge collected by a Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Premiums so held being identified in the Mortgage Loan Schedule.

            Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal Amount: As to any Distribution Date and Loan Group (other than Loan Group 5), the sum of (i) the sum of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor, the Seller or the related Servicer as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received by a Servicer during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received by a Servicer with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received by a Servicer during the calendar month preceding the month of such Distribution Date; and (ii) any Recovery related to such Loan Group for such Distribution Date.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class CB-4, Class CB-5, Class CB-6, Class 4-B-4, Class 4-B-5, Class 4-B-6, Class 5-CE and Class 5-P Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Class CB Certificates or Class 4-B Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amounts or Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amounts or Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Class CB Certificates or Class 4-B Certificates, as applicable, that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%. The Pro Rata Share of a Class of Class CB Certificates or Class 4-B Certificates may be computed for each of clause (i) and clause (ii) of the definition of "Subordinate Principal Distribution Amount" in the event the Restricted Classes differ with respect to each clause.

            Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note and indicated on the Mortgage Loan Schedule.

            Rating Agency: Each of Moody's, S&P and Fitch. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the NIMS Insurer and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Realized Loss Amortization Amount: Any of the Class 5-A-3A Realized Loss Amortization Amount, the Class 5-A-3B Realized Loss Amortization Amount, the Class 5-M-1 Realized Loss Amortization Amount, the Class 5-M-2 Realized Loss Amortization Amount, the Class 5-B-1 Realized Loss Amortization Amount or the Class 5-B-2 Realized Loss Amortization Amount.

            Record Date: With respect to all of the Certificates (other than the Class 5-A, Class M and Class 5-B Certificates), the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs and with respect to the Class 5-A, Class M and Class 5-B Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that if any such Class 5-A, Class M and Class 5-B Certificates becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            Recovery: As to any Distribution Date and Loan Group or Loan Subgroup, the sum of all amounts received during the calendar month preceding the month of such Distribution Date on each Mortgage Loan in such Loan Group or Loan Subgroup subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Regular Interest LT1AA: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1AA shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1A1: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1A1 shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1A2: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1A2 shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1A3A: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1A3A shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1A3B: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1A3B shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1M1: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1M1 shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1M2: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1M2 shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1B1: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1B1 shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1B2: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1B2 shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1GRP: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1GRP shall accrue interest at the applicable Group 5 Lower-Tier Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1SUB: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1SUB shall accrue interest at the applicable Group 5 Lower-Tier Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1XX: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1XX shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT1ZZ: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT1ZZ shall accrue interest at the applicable Group 5 Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            Regular Interest LT2GRP: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT2GRP shall accrue interest at the applicable Group 5 Lower-Tier Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Regular Interest LT2SUB: One of the separate non-certificated beneficial ownership interests in the Group 5 Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Group 5 Lower-Tier REMIC. Regular Interest LT2SUB shall accrue interest at the applicable Group 5 Lower-Tier Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Group 5 Lower-Tier Interest.

            Reimbursement Amount: As defined in Section 2.02.

            Related Group: For Loan Group 1, Group 1, for Loan Group 2, Group 2, for Loan Group 3, Group 3, for Loan Group 4, Group 4 and the Class 4-B Certificates, for Loan Group 5, Group 5 and for the CB Crossed Loan Groups, Group 1, Group 2, Group 3 and the Class CB Certificates.

            Related Loan Group: For Group 1, Loan Group 1, for Group 2, Loan Group 2, for Group 3, Loan Group 3, for Group 4, Loan Group 4, for Group 5, Loan Group 5, and for the Class CB Certificates, Loan Group 1, Loan Group 2 and Loan Group 3.

            Related Loan Subgroup: For Subgroup 5A, Loan Subgroup 5A, and for Subgroup 5B, Loan Subgroup 5B.

            Related Subgroup: For Loan Subgroup 5A, Subgroup 5A, and for Loan Subgroup 5B, Subgroup 5B.

            Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. "Each REMIC" or "any REMIC" means each of the Lower-Tier REMIC, the Middle-Tier REMIC, the Upper-Tier REMIC, the Group 4 Pooling REMIC, the Group 5 Lower-Tier REMIC and the Group 5 Upper-Tier REMIC.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            REO Property: A Mortgaged Property acquired by a Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04 or a Converted Mortgage Loan repurchased on any date pursuant to Section 2.09, an amount equal to (a) in the case of the Depositor or the Seller, the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased and (b) in the case of a Servicer, the sum of
(i) the Stated Principal Balance of the Mortgage Loan, (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed through the last day of the month in which such repurchase takes place and (iii) any costs and damages incurred by the Trust in connection with any violation by such repurchased Mortgage Loan of any predatory or abusive lending law, less (x) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the applicable Servicer Custodial Account for distribution in the month of repurchase and (y) if such Servicer is servicing such Mortgage Loan under the related Servicing Agreement, the Servicing Fee Rate for such Mortgage Loan.

            Request for Release: The Request for Release submitted by a Servicer to the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under the applicable Servicing Agreement in respect of such Mortgage Loan.

            Reserve Account: The trust account created and maintained by the Securities Administrator pursuant to Section 3.09(h) which shall be entitled the "Reserve Account, Wells Fargo Bank, N.A., as Securities Administrator, in trust for registered Holders of the Offered Group 5 Certificates of the Banc of America Funding Trust, Series 2005-A" and which must be an Eligible Account. Amounts on deposit in the Reserve Account shall not be invested. The Reserve Account shall not be an asset of any REMIC formed under this Agreement.

            Residual Certificate: The Class 1-A-R Certificate.

            Responsible Officer: When used with respect to the Trustee or the Securities Administrator, any officer of the Corporate Trust Department of the Trustee or the Securities Administrator, as applicable, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee or Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Securities Administrator: Wells Fargo Bank, N.A., and any successors-in-interest and, if a successor securities administrator is appointed hereunder, such successor, as securities administrator.

            Securities Administrator Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Securities Administrator Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans in the Related Loan Group as of the close of business on the Due Date in the month preceding the month in which such Distribution Date occurs.

            Securities Administrator Fee Rate: With respect to each Mortgage Loan, 0.0065% per annum.

            Seller: Bank of America, National Association, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates and the Class 2-X-1 Certificates.

            Senior Credit Support Depletion Date: As to each of the CB Crossed Groups, the date on which the aggregate Class Certificate Balance of the Class CB Certificates is reduced to zero and as to Loan Group 4, the date on which the aggregate Class Certificate Balance of the Class 4-B Certificates is reduced to zero.

            Senior Enhancement Percentage: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M and Class 5-B Certificates before taking into account the distribution of the Group 5 Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the aggregate Stated Principal Balance of Loan Group 5 as of the due date in the month of such Distribution Date.

            Senior Specified Enhancement Percentage: On any date of determination thereof, 17.80%.

            Senior Percentage: With respect to any Distribution Date and each Shifting Interest Loan Group, the percentage, carried to at least six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates of the Related Group immediately prior to such Distribution Date by the Pool Stated Principal Balance of such Loan Group for such Distribution Date.

            Senior Prepayment Percentage: For each CB Crossed Loan Group during the seven years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date and each CB Crossed Loan Group occurring on or after the seventh year anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such CB Crossed Loan Group plus 70% of the Subordinate Percentage for such CB Crossed Loan Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such CB Crossed Loan Group plus 60% of the Subordinate Percentage for such CB Crossed Loan Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such CB Crossed Loan Group plus 40% of the Subordinate Percentage for such CB Crossed Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such CB Crossed Loan Group plus 20% of the Subordinate Percentage for such CB Crossed Loan Group for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such CB Crossed Loan Group for such Distribution Date. For any Distribution Date and Loan Group 4 during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date and Loan Group 4 occurring on or after the fifth year anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for Loan Group 4 plus 70% of the Subordinate Percentage for Loan Group 4 for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for Loan Group 4 plus 60% of the Subordinate Percentage for Loan Group 4 for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for Loan Group 4 plus 40% of the Subordinate Percentage for Loan Group 4 for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for Loan Group 4 plus 20% of the Subordinate Percentage for Loan Group 4 for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for Loan Group 4 for such Distribution Date. If, however, on any of the foregoing Distribution Dates
(i)(a) the CB Crossed Loan Group Senior Percentage exceeds the initial CB Crossed Loan Group Senior Percentage, the Senior Prepayment Percentage for the CB Crossed Loan Groups for such Distribution Date will once again equal 100% or
(b) the Senior Percentage for Loan Group 4 exceeds the initial Senior Percentage for Loan Group 4, the Senior Prepayment Percentage for Loan Group 4 for such Distribution Date will once again equal 100%, (ii)(a) before the Distribution Date occurring in February 2008, the CB Crossed Loan Group Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial CB Crossed Loan Group Subordinate Percentage, the Senior Prepayment Percentage each CB Crossed Loan Group for such Distribution Date will equal the Senior Percentage for such CB Crossed Loan Group plus 50% of the Subordinate Percentage for such CB Crossed Loan Group or (b) before the Distribution Date occurring in February 2008, the Subordinate Percentage for Loan Group 4 for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage for Loan Group 4, the Senior Prepayment Percentage for Loan Group 4 for such Distribution Date will equal the Senior Percentage for Loan Group 4 plus 50% of the Subordinate Percentage for Loan Group 4 or (iii)(a) on or after the Distribution Date in February 2008, the CB Crossed Loan Group Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial CB Crossed Loan Group Subordinate Percentage, the Senior Prepayment Percentage for each CB Crossed Loan Group for such Distribution Date will equal the Senior Percentage for such CB Crossed Loan Group or (b) on or after the Distribution Date in February 2008, the Subordinate Percentage for Loan Group 4 for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage for Loan Group 4, the Senior Prepayment Percentage for Loan Group 4 for such Distribution Date will equal the Senior Percentage for Loan Group 4. Notwithstanding the foregoing, no decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage for any Loan Group) will occur and the Senior Prepayment Percentage for all Loan Groups will be calculated without regard to clause (ii) or (iii) in the preceding sentence unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date and Loan Group (other than Loan Group 5), the sum of (i) the Senior Percentage for such Loan Group of the amounts described in clauses (i)(a) through (d) of the definition of "Principal Amount" for such Distribution Date and Loan Group and (ii) the Senior Prepayment Percentage for such Loan Group of the amounts described in clauses (i)(e) and (f) and the amount described in clause (ii) of the definition of "Principal Amount" for such Distribution Date and Loan Group.

            Senior Step Down Conditions: As of any Distribution Date and a CB Crossed Loan Group as to which any decrease in the Senior Prepayment Percentage for any CB Crossed Loan Group applies, (i) the outstanding principal balance of all Mortgage Loans in such Loan Groups (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Certificate Balance of the Class CB Certificates, is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Loan Groups as of the applicable Distribution Date do not exceed the percentages of the Original Class CB Certificate Balance set forth below:

                                                           Percentage of
                                                         Original Class CB
            Distribution Date Occurring                 Certificate Balance
            ---------------------------                 -------------------

            February 2005 through January 2008                  20%

            February 2008 through January 2013                  30%

            February 2013 through January 2014                  35%

            February 2014 through January 2015                  40%

            February 2015 through January 2016                  45%

            February 2016 and thereafter                        50%

            As of any Distribution Date and Loan Group 4 as to which any decrease in the Senior Prepayment Percentage for Loan Group 4 applies, (i) the outstanding principal balance of all Mortgage Loans in such Loan Group (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Certificate Balance of the Class 4-B Certificates, is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Loan Group as of the applicable Distribution Date do not exceed the percentages of the Original Class 4-B Certificate Balance set forth below:

                                                           Percentage of
                                                        Original Class 4-B
            Distribution Date Occurring                 Certificate Balance
            ---------------------------                 -------------------

            February 2005 through January 2008                  20%

            February 2008 through January 2011                  30%

            February 2011 through January 2012                  35%

            February 2012 through January 2013                  40%

            February 2013 through January 2014                  45%

            February 2014 and thereafter                        50%

            Servicer: Any of BANA, Countrywide Home Loans Servicing LP, GreenPoint Mortgage Funding, Inc. and Wells Fargo Bank, each in their capacity as originator or servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Custodial Accounts: The separate accounts created and maintained by each of the Servicers pursuant to the applicable Servicing Agreement.

            Servicer Remittance Date: With respect to each Servicer, shall have the meaning given to the term "Remittance Date" in the applicable Servicing Agreement.

            Servicing Advance: With respect to each Servicer, shall have the meaning given to the term "Servicing Advances" in the applicable Servicing Agreement.

            Servicing Agreements: Any of the BANA Servicing Agreement, Countrywide Servicing Agreement, GreenPoint Servicing Agreement and the Wells Fargo Servicing Agreement.

            Servicing Fee: With respect to each Servicer, as defined in the applicable Servicing Agreement.

            Servicing Fee Rate: With respect to each Mortgage Loan, as defined in the applicable Servicing Agreement.

            Servicing Officer: With respect to each Servicer, as defined in the related Servicing Agreement.

            Servicing Transfer Costs: All reasonable costs and expenses of the Master Servicer or the Trustee, as applicable, related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or the Trustee, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or the Trustee, as applicable, to service the Mortgage Loans properly and effectively).

            Shifting Interest Certificates: Any of the Group 1 Certificates, Group 2 Certificates, Group 3 Certificates and Group 4 Certificates.

            Shifting Interest Group: Any of Group 1, Group 2, Group 3 or Group
4.

            Shifting Interest Loan Group: Any of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4.

            Similar Law: As defined in Section 6.02(e).

            Six-Month LIBOR Index: A rate per annum that is defined to be the arithmetic mean of the interbank offered rates for six month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Rate Adjustment Date or
(ii) up to 45 days before the applicable Rate Adjustment Date.

            Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Stepdown Date: The earlier to occur of (i) the Distribution Date on which the aggregate Class Certificate Balance of the Group 5 Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in February 2008 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            Sub-Account 1: The sub-account of the Distribution Account designated by the Securities Administrator pursuant to Section 3.09(g).

            Sub-Account 2: The sub-account of the Distribution Account designated by the Securities Administrator pursuant to Section 3.09(g).

            Sub-Account 3: The sub-account of the Distribution Account designated by the Securities Administrator pursuant to Section 3.09(g).

            Sub-Account 4: The sub-account of the Distribution Account designated by the Securities Administrator pursuant to Section 3.09(g).

            Sub-Account 5: The sub-account of the Distribution Account designated by the Securities Administrator pursuant to Section 3.09(g).

            Subgroup: Any of Subgroup 5A or Subgroup 5B.

            Subgroup 5A: The Class 5-A-1 Certificates and the Class 5-A-3A Component.

            Subgroup 5A Cap: As of any Distribution Date and the Class 5-A-1 Certificates and the Class 5-A-3A Component, a per annum rate equal to the lesser of (i) 11.50% and (ii) the Net WAC for the Subgroup 5A Mortgage Loans (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period).

            Subgroup 5A Interest Remittance Amount: As of any Distribution Date, the sum, without duplication, of (i) all interest due and collected or advanced with respect to the payments due on the Subgroup 5A Mortgage Loans on the Due Date in the calendar month in which such Distribution Date occurs and received by the Servicers on or prior to the Determination Date for such Distribution Date (less the Servicing Fees and Securities Administrator Fees for such Mortgage Loans, amounts available for reimbursement of Advances pursuant to the applicable Servicing Agreement or this Agreement and expenses and indemnities reimbursable pursuant to this Agreement or the Servicing Agreements), (ii) all Compensating Interest paid by the Servicers for such Distribution Date with respect to the Subgroup 5A Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment, substitution, Repurchase Price, Insurance Proceeds or net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the prior calendar month, (iv) on the Distribution Date on which the Subgroup 5A Mortgage Loans and related REO Property are purchased by the Master Servicer in accordance with Section 10.01 hereof, that portion of the purchase price therefor in respect of interest and
(v) any Reimbursement Amount relating to the Subgroup 5A Mortgage Loans received during the prior calendar month.

            Subgroup 5A Mortgage Loan: Each Mortgage Loan listed on Exhibit D-6 hereto.

            Subgroup 5A Principal Percentage: With respect to any Distribution Date and the Class 5-A-1 Certificates and the Class 5-A-3A Component, the percentage equivalent of a fraction, the numerator of which is the portion of the Group 5 Principal Remittance Amount for such Distribution Date allocable to the Subgroup 5A Mortgage Loans and the denominator of which is the Group 5 Principal Remittance Amount for such Distribution Date.

            Subgroup 5B: The Class 5-A-2 Certificates and the Class 5-A-3B Component.

            Subgroup 5B Cap: As of any Distribution Date and the Class 5-A-2 Certificates and the Class 5-A-3B Component, a per annum rate equal to the lesser of (i) 11.50% and (ii) the Net WAC for the Subgroup 5B Mortgage Loans (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period).

            Subgroup 5B Interest Remittance Amount: As of any Distribution Date, the sum, without duplication, of (i) all interest due and collected or advanced with respect to the payments due on the Subgroup 5B Mortgage Loans on the Due Date in the calendar month in which such Distribution Date occurs and received by the Servicers on or prior to the Determination Date for such Distribution Date (less the Servicing Fees and Securities Administrator Fees for such Mortgage Loans, amounts available for reimbursement of Advances pursuant to the applicable Servicing Agreement or this Agreement and expenses and indemnities reimbursable pursuant to this Agreement or the Servicing Agreements), (ii) all Compensating Interest paid by the Servicers for such Distribution Date with respect to the Subgroup 5B Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment, substitution, Repurchase Price, Insurance Proceeds or net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the prior calendar month, (iv) on the Distribution Date on which the Subgroup 5B Mortgage Loans and related REO Property are purchased by the Master Servicer in accordance with Section 10.01 hereof, that portion of the purchase price therefor in respect of interest and
(v) any Reimbursement Amount relating to the Subgroup 5B Mortgage Loans received during the prior calendar month.

            Subgroup 5B Mortgage Loan: Each Mortgage Loan listed on Exhibit D-7 hereto.

            Subgroup 5B Principal Percentage: With respect to any Distribution Date and the Class 5-A-2 Certificates and the Class 5-A-3B Component, the percentage equivalent of a fraction, the numerator of which is the portion of the Group 5 Principal Remittance Amount for such Distribution Date allocable to the Subgroup 5B Mortgage Loans and the denominator of which is the Group 5 Principal Remittance Amount for such Distribution Date.

            Subgroup Subordinate Amount: With respect to any Distribution Date and any Loan Subgroup, the excess of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Subgroup over the sum of the Class Certificate Balance of the Senior Certificates of the Related Subgroup and the Component Balance of the Component of the Related Subgroup immediately prior to such date.

            Subordinate Certificates: The Class CB Certificates, the Class 4-B Certificates, the Class M Certificates, the Class 5-B Certificates, the Class 5-CE Certificates and the Class 5-P Certificates.

            Subordinate Percentage: As of any Distribution Date and Loan Group, 100% minus the Senior Percentage for such Loan Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and Loan Group, 100% minus the Senior Prepayment Percentage for such Loan Group and such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date and Shifting Interest Loan Group, an amount equal to the sum of (i) the Subordinate Percentage for such Loan Group of the amounts described in clauses (i)(a) through (d) of the definition of "Principal Amount" for such Distribution Date and Loan Group and (ii) the Subordinate Prepayment Percentage of the amounts described in clauses (i)(e) and (f) and the amount described in clause (ii) of the definition of "Principal Amount" for such Distribution Date and Loan Group.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) have a Net Mortgage Interest Rate not less than and not more than 2% greater than that of the Defective Mortgage Loan; (iii) be of the same type as the Defective Mortgage Loan; (iv) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (v) have a Gross Margin not less than that of the Defective Mortgage Loan; (vi) have a credit grade not lower in quality than that of the Defective Mortgage Loan; (vii) have the same Index as the Defective Mortgage Loan; (viii) have the same lien priority as the Defective Mortgage Loan; (ix) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (x) comply with each Mortgage Loan representation and warranty set forth in the applicable Servicing Agreement, the Mortgage Loan Purchase Agreement and this Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Targeted Overcollateralization Amount: As of any Distribution Date,
(x) prior to the Stepdown Date, 1.25% of the Cut-off Date Pool Principal Balance of the Group 5 Mortgage Loans and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) 2.50% of the aggregate Stated Principal Balance of the Group 5 Mortgage Loans as of Due Date in the month of such Distribution Date and (B) 0.50% of the Cut-off Date Pool Principal Balance for the Group 5 Mortgage Loans and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulations
Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            Telerate Page 3750: The display page currently so designated on the Moneyline Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

            Trigger Event: With respect to any Distribution Date, if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 40% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred on the Group 5 Mortgage Loans since the Cut-off Date through the Due Date in the month of such Distribution Date (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the Due Date in the month of such Distribution Date on the Group 5 Mortgage Loans) divided by the Cut-off Date Pool Principal Balance for Loan Group 5 exceeds the applicable percentages set forth below with respect to such Distribution Date:

      Distribution Date Occurring In            Percentage
      ------------------------------            ----------

      February 2008 through January 2009           1.20%

      February 2009 through January 2010           1.60%

      February 2010 through January 2011           1.90%

      February 2011 and thereafter                 2.00%

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement, which shall be named "Banc of America Funding 2005-A Trust."

            Trust Estate: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which six REMIC elections are to be made, such entire Trust Estate consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Buy-Down Account relating to any Buy-Down Mortgage Loan, (v) the Depositor's rights under the Servicing Agreements and the Mortgage Loan Purchase Agreement (including any security interest created thereby), (vi) the Securities Administrator's rights under the Yield Maintenance Agreements and
(vii) the Servicer Custodial Accounts, the Master Servicer Custodial Account, the Distribution Account and the Reserve Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. The Buy-Down Account shall not be part of the Trust Estate.

            Trustee: Wachovia Bank, National Association, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Uncertificated Accrued Interest: With respect to each Uncertificated Group 5 Lower-Tier Interest on each Distribution Date, an amount equal to one month's interest at the applicable Group 5 Lower-Tier Rate on the Uncertificated Principal Balance of such Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Regular Interests based on their respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

            Uncertificated Group 4 Pooling REMIC Interest: The regular interest in the Group 4 Pooling REMIC which is held as an asset of the Middle-Tier REMIC and is entitled to monthly distributions as provided in Section 5.11 hereof.

            Uncertificated Group 5 Lower-Tier Interest: A regular interest in the Group 5 Lower-Tier REMIC which is held as an asset of the Group 5 Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.11 hereof. Any of the Regular Interest LT1AA, Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2, Regular Interest LT1GRP, Regular Interest LT1SUB, Regular Interest LT1XX, Regular Interest LT1ZZ, Regular Interest LT2GRP and Regular Interest LT2SUB are Uncertificated Group 5 Lower-Tier Interests. The Uncertificated Group 5 Lower-Tier Interests shall have the following original Uncertificated Principal Balances as of the Closing Date:

          Designation                Uncertificated Principal Balance
          -----------                --------------------------------

             LT1AA                            $152,912,222.62
             LT1A1                                $743,265.00
             LT1A2                                $539,325.00
             LT1A3A                                $80,470.00
             LT1A3B                                $58,395.00
             LT1M1                                 $46,810.00
             LT1M2                                 $38,230.00
             LT1B1                                 $26,525.00
             LT1B2                                  $7,800.00
             LT1ZZ                              $1,579,837.60
             LT1SUB                                 $1,609.50
             LT1GRP                                $18,084.20
             LT2SUB                                 $1,167.98
             LT2GRP                                $13,122.38
             LT2XX                            $155,998,896.15

            Uncertificated Lower-Tier Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and is entitled to monthly distributions as provided in Section 5.11 hereof. Any of the Class 1-L Interest, Class 1-LS Interest, Class 2-L Interest, Class 2-LS Interest, Class 3-L Interest and Class 3-LS Interest are Uncertificated Lower-Tier Interests.

            Uncertificated Middle-Tier Interest: A regular interest in the Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.11 hereof. Any of the Class 1-A-M1 Interest, Class 1-A-MUR Interest, Class 2-A-M1 Interest, Class 3-A-M1 Interest, Class 4-A-M1 Interest, Class CB-M1 Interest, Class CB-M2 Interest, Class CB-M3 Interest, Class CB-M4 Interest, Class CB-M5 Interest, Class CB-M6 Interest, Class 4-B-M1 Interest, Class 4-B-M2 Interest, Class 4-B-M3 Interest, Class 4-B-M4 Interest, Class 4-B-M5 Interest and Class 4-B-M6 Interest are Uncertificated Middle-Tier Interests.

            Uncertificated Principal Balance: The amount of any Uncertificated Group 5 Lower-Tier Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each Uncertificated Group 5 Lower-Tier Interest shall equal the amount set forth in the definition of "Uncertificated Group 5 Lower-Tier Interest" hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Principal Balance of each Uncertificated Group 5 Lower-Tier Regular Interest shall be reduced by all distributions of principal made on such Uncertificated Group 5 Lower-Tier Regular Interest on such Distribution Date pursuant to Section 5.03 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.03(e). The Uncertificated Balance of Regular Interest LT1ZZ shall be increased by interest deferrals as provided in Section 5.11(b)(i). The Uncertificated Principal Balance of each Uncertificated Group 5 Lower-Tier Regular Interest shall never be less than zero.

            Unpaid Realized Loss Amount: For the Class 5-A-3A Component, the Class 5-A-3B Component, the Class 5-M-1 Certificates, the Class 5-M-2 Certificates, the Class 5-B-1 Certificates and the Class 5-B-2 Certificates and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts, Class 5-A-3A Applied Realized Loss Amounts or Class 5-A-3B Applied Realized Loss Amounts allocated to such Class or Component for all prior Distribution Dates over (y) the sum of (a) the cumulative amount of any Recoveries allocated to such Class or Component and (b) the aggregate Realized Loss Amortization Amounts with respect to such Class or Component for all prior Distribution Dates.

            Unscheduled Principal Payments: As to any Distribution Date and Loan Group (other than Loan Group 5), the sum of (i) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received by a Servicer with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (b) all Principal Prepayments on the Mortgage Loans in such Loan Group received by a Servicer during the calendar month preceding the month of such Distribution Date.

            Upper-Tier Certificate Sub-Account: The sub-account of the Distribution Account designated by the Securities Administrator pursuant to
Section 3.09(g).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Middle-Tier Interests and such amounts as shall from time to time be deemed to be held in the Upper-Tier Certificate Sub-Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Class 2-X-1 Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Class 5-CE Certificates, (c) 1% of all Voting Rights shall be allocated to the Holders of the Class 5-P Certificates, (d) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate and (e) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Wells Fargo Bank: Wells Fargo Bank, N.A., or its successor in interest.

            Wells Fargo Servicing Agreement: The Seller's Warranties and Servicing Agreement, dated as of January 1, 2005, by and between BANA and Wells Fargo Bank.

            Yield Maintenance Agreements: Any of the seven yield maintenance agreements between the Securities Administrator, on behalf of the Trust, and the Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit O. The Yield Maintenance Agreements shall not be an asset of any REMIC formed under this Agreement.

            Yield Maintenance Agreement Payment: For each Distribution Date from March 2005 through the Distribution Date in January 2012, the amount the Counterparty is obligated to pay to the Securities Administrator on the 18th day of the month of such Distribution Date (or the next succeeding Business Day, if such day is not a Business Day) for deposit into the Reserve Account equal to the product of (x) the excess of the lesser of (i) One-Month LIBOR and (ii) 11.00% over the applicable strike rate for such Distribution Date, as set forth on the applicable table in Exhibit O hereto, (y) the cap notional amount for such Distribution Date as set forth on the table in Exhibit O hereto and (z) a fraction, the numerator of which is the actual number of days elapsed since the 18th day of the prior calendar month (or the next succeeding Business Day, if such day is not a Business Day) to but excluding the 18th day of the month of such Distribution Date (or the next succeeding Business Day, if such day is not a Business Day) and the denominator of which is 360.

            Yield Maintenance Agreement Provider: Royal Bank of Canada and any successor thereto.

            Section 1.02 Calculations. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

            Section 1.03 Rights of the NIMS Insurer. Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) any series of notes issued pursuant to the Indenture remains outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) during the period of time, if any, that (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date), the Depositor's rights under the Mortgage Loan Purchase Agreement, including the rights of the Depositor as assignee of the Seller with respect to the Seller's rights under the Servicing Agreements, and the Depositor's rights under the BANA Servicing Agreement. The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act effective January 1, 2004,
(iii) the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of Wachovia Bank, National Association, as trustee for holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2005-A, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note) and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

            (ii) except as provided below and other than with respect to the Mortgage Loans purchased by the Seller under the Wells Fargo Servicing Agreement, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the applicable Servicer (which may be part of a blanket certification) as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Wachovia Bank, National Association, as trustee for the holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2005-A" (which may be included in a blanket assignment or assignments), together with, except as provided below and other than with respect to the Mortgage Loans purchased by the Seller under the Wells Fargo Servicing Agreement, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the applicable Servicer (which may be part of a blanket certification) as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall enforce the obligations of the applicable Servicer to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) other than with respect to the Mortgage Loans purchased by the Seller under the Wells Fargo Servicing Agreement, any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto; (B) a title search showing no lien (other than standard exceptions) on the Mortgaged Property senior to the lien of the Mortgage or (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares (other than with respect to any Mortgage Loan secured by Co-op Shares purchased by the Seller under the Wells Fargo Servicing Agreement), the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), if an Assignment of Mortgage is required to be recorded as set forth below, the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank rather than in the name of the Trustee and has caused the applicable Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b). As set forth on Exhibit J attached hereto is a list of all states where recordation is required by any Rating Agency to obtain the initial ratings of the Certificates. The Securities Administrator and the Trustee may rely and shall be protected in relying upon the information contained in such Exhibit J.

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy, if any (together with all riders thereto), satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if any, has not been delivered to either the related Servicer, the Seller or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause
(v) above, there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the applicable Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Depositor shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            Following a Document Transfer Event, the Depositor shall, with respect to Mortgage Loans purchased by the Seller under the Wells Fargo Servicing Agreement, deliver, or cause to be delivered, to the Trustee within 60 days copies (which may be in electronic form mutually agreed upon by the Depositor and the Trustee) of the following additional documents or instruments to the Mortgage File with respect to each such Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the Trustee, if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related Mortgagor:

            (1) other than if the related Mortgage has been recorded in the name of MERS or its designee, an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

            (2) the original or a certified copy of lender's title insurance policy;

            (3) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording; and

            (4) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

               (A) The stock certificate;

               (B) The stock power executed in blank;

               (C) The executed proprietary lease;

               (D) The executed recognition agreement;

               (E) The executed assignment of recognition agreement, if any;

               (F) The executed UCC-1 financing statement with evidence of recording thereon; and

               (G) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

            As promptly as practicable subsequent to such transfer and assignment, the Master Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) enforce the obligations of the related Servicer pursuant to the related Servicing Agreement to (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within the time period required in the applicable Servicing Agreement and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the related Servicer has not received the information required to prepare such assignment in recordable form, such Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in accordance with the applicable Servicing Agreement and, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee and the Securities Administrator an unqualified Opinion of Counsel reasonably acceptable to the Trustee and the Securities Administrator to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by any Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will cause the applicable Servicer to deliver to the Master Servicer for deposit in the Master Servicer Custodial Account the portion of such payment that is required to be deposited in the Master Servicer Custodial Account pursuant to Section 3.09.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it will hold the documents referred to in Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver to the Depositor, the Master Servicer and the NIMS Insurer a certification in the form of Exhibit K hereto (the "Initial Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review the Mortgage Files in its possession, and shall deliver to the Depositor, the Master Servicer and the NIMS Insurer a certification in the form of Exhibit L hereto (the "Final Certification") to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to
Section 2.01(b).

            If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01 or is omitted from such Mortgage File or if the Depositor, the Master Servicer, the Trustee, the NIMS Insurer or the Securities Administrator discovers a breach by a Servicer or the Seller of any representation, warranty or covenant under the Servicing Agreements or the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan and such breach materially adversely affects the interest of the Certificateholders in the related Mortgage Loan (provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the code shall be deemed to materially and adversely affect the interests of the Certificateholders), then such party shall promptly so notify the Master Servicer, the Seller, such Servicer, the NIMS Insurer and the Depositor of such failure to meet the requirements of Section 2.01 or of such breach and request that the applicable Servicer or the Seller, as applicable, deliver such missing documentation or cure such defect or breach within 90 days of its discovery or its receipt of notice of any such failure to meet the requirements of Section
2.01 or of such breach. If the Seller or the applicable Servicer, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the applicable Servicer's or Seller's obligation, as the case may be, under the applicable Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable, and cause the applicable Servicer or Seller, as applicable, to either (a) solely in the case of the Seller, substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trust at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase must occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code.

            In performing any such review, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to
Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule based solely upon the review of items (i) and (xi) in the definition of Mortgage Loan Schedule. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            In the event of a discovery of a breach of any representation or warranty of a Servicer or the Seller, the Trustee shall enforce the rights of the Trust under the Servicing Agreements and the Mortgage Loan Purchase Agreement for the benefit of the Certificateholders. In the event of a breach of the representations or warranties with respect to the Mortgage Loans set forth in a Servicing Agreement, the Trustee shall enforce the right of the Trust to be indemnified for such breach of representation or warranty. In addition, if a breach of a representation set forth in clauses (k) and (o) of paragraph 3 or clauses (f) and (oo) of paragraph 4 of the Mortgage Loan Purchase Agreement occurs as a result of a violation of an applicable predatory or abusive lending law, the Trustee shall enforce the right of the Trust to reimbursement by the Seller for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"), but, in the case of a breach of a representation set forth in clauses (k) and (o) of paragraph 3, only to the extent the applicable Servicer does not so reimburse the Trust. It is understood and agreed that, except for any indemnification provided in the Servicing Agreements and the payment of any Reimbursement Amount, the obligation of a Servicer or the Seller to cure or to repurchase (or substitute, in the case of the Seller) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against a Servicer or the Seller in respect of such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

            It is understood and agreed that the representations and warranties set forth in the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. With respect to the representations and warranties set forth in the Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge or as to which the Seller had no knowledge, if it is discovered by the Depositor, the Master Servicer, the NIMS Insurer or the Trustee that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate as the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            The representations and warranties of each Servicer with respect to the applicable Mortgage Loans in the related Servicing Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in such Servicing Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of a Servicer under the related Servicing Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the applicable Servicer under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Servicer in the applicable Servicing Agreement, without regard to whether such Servicer fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.04) under any circumstances.

            With respect to each Substitute Mortgage Loan the Seller shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Seller has substituted a Substitute Mortgage Loan.

            The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Securities Administrator, the NIMS Insurer and the Trustee. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to paragraph 4 of the Mortgage Loan Purchase Agreement. Upon any such substitution and the deposit to the Master Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall upon receipt of written notice from the Master Servicer of such deposit, release the Mortgage File relating to such Defective Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in a Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be remitted to the Master Servicer Custodial Account by the Seller on or before the Servicer Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder. The Repurchase Price of any repurchase and the Substitution Adjustment Amount, if any, shall be deposited in the Master Servicer Custodial Account. The Master Servicer shall give the Securities Administrator, the NIMS Insurer and Trustee written notice of such deposits.

            The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall cause to be promptly delivered to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Master Servicer's possession from time to time.

            The Trustee shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(b)(iv), (vi), (vii), (viii) and (ix).

            The Securities Administrator is hereby directed to execute and deliver, on behalf of the Trust, the Yield Maintenance Agreements.

            Section 2.03 Representations, Warranties and Covenants of the Master Servicer.

            The Master Servicer hereby makes the following representations and warranties to the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee, as of the Closing Date:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted. The Master Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Master Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Master Servicer, threatened against the Master Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would materially impair the ability of the Master Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee and the NIMS Insurer with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

            (i) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (ii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust.

            (iii) As of the Closing Date, the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud an of its creditors.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates the Classes of Certificates (other than the Group 5 Certificates and the Residual Certificate) as "regular interests" and the Class 1-UR Interest as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby designates the Group 5 Certificates (other than the Class 5-A-3 and Class 5-P Certificates) and the Components as "regular interests" and the Class 5-UR Interest as the single class of "residual interest" in the Group 5 Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates (i) the Uncertificated Lower-Tier Interests as classes of "regular interests" and the Class 1-LR Interest as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively; (ii) the Uncertificated Middle-Tier Interests as classes of "regular interests" and the Class 1-MR Interest as the single class of "residual interest" in the Middle-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively; (iii) the Uncertificated Group 4 Pooling REMIC Interest as the class of "regular interest" and the Class 4-PR Interest as the single class of "residual interest" in the Group 4 Pooling REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively and (iv) the Uncertificated Group 5 Lower-Tier Interests as classes of "regular interests" and the Class 5-LR Interest as the single class of "residual interest" in the Group 5 Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in each REMIC is March 20, 2035.

            Section 2.08 Execution and Delivery of Certificates. The Securities Administrator (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests and the Uncertificated Group 4 Pooling REMIC Interest on behalf of the Middle-Tier REMIC and the Certificateholders (other than holders of the Group 5 Certificates), (ii) acknowledges the issuance of and hereby declares that it holds the Uncertificated Middle-Tier Interests on behalf of the Middle-Tier REMIC and the Certificateholders (other than holders of the Group 5 Certificates), (iii) acknowledges the issuance of and hereby declares that it holds the Group 5 Uncertificated Lower-Tier Interests on behalf of the Group 5 Upper-Tier REMIC and the holders of Group 5 Certificates (other than the Class 5-P Certificates) and the Class 1-A-R Certificate (in respect of the Class 5-UR Interest), and (iv) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Uncertificated Lower-Tier Interests, the Uncertificated Group 4 Pooling REMIC Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Group 5 Lower Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower Tier Interests, the Uncertificated Group 4 Pooling REMIC Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Group 5 Lower Tier Interests, evidence ownership of the entire Trust Estate. Section 2.09 Repurchase of Converted Mortgage Loans. The Depositor shall repurchase from the Trust any Converted Mortgage Loan prior to the first Due Date for such Mortgage Loan following the Conversion Date. Any such repurchase shall be at the Purchase Price. The Purchase Price for any repurchased Converted Mortgage Loan shall be delivered to the Master Servicer for deposit to the Master Servicer Custodial Account and, upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Depositor and a Request for Release, the Trustee shall release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest in the Depositor legal and beneficial ownership of such Converted Mortgage Loan.

                                   ARTICLE III

                       ADMINISTRATION AND MASTER SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Master Servicing of the Mortgage Loans. For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligations of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with customary and usual standards of practice of prudent mortgage loan master servicers. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, prepare the Master Servicer's Certificate and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Master Servicer Custodial Account pursuant to the applicable Servicing Agreements.

            The relationship of the Master Servicer (and of any successor to the Master Servicer as master servicer under this Agreement) to the Trustee and the Securities Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Monitoring of Servicers.

            (a) The Master Servicer shall be responsible for reporting to the Trustee, the Securities Administrator and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

            (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor Servicer of the related Mortgage Loans under the applicable Servicing Agreement (except, in the case of the termination of Wells Fargo Bank as Servicer under the Wells Fargo Servicing Agreement, the Trustee, if it so elects, shall act as successor Servicer, or shall appoint a successor Servicer, of the related Mortgage Loans under the Wells Fargo Servicing Agreement) or cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer (except, in the case of the Wells Fargo Servicing Agreement, the Trustee shall select the successor Servicer); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer and Trustee, as applicable, shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party whom such enforcement is directed, provided that the Master Servicer and the Trustee, as applicable, shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or the Trustee, as applicable, shall have received reasonable indemnity for its costs and expenses in pursuing such action.

            (c) To the extent that any Servicing Transfer Costs are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Master Servicer Custodial Account.

            (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

            (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons involved in the performance of its obligations as Master Servicer hereunder. These policies must insure the Master Servicer against losses resulting from dishonest or fraudulent acts committed by the Master Servicer's personnel, any employees of outside firms that provide data processing services for the Master Servicer, and temporary contract employees or student interns. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Master Servicer by express waiver of FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

            Section 3.04 Access to Certain Documentation.

            The Master Servicer shall provide and cause each Servicer to provide in accordance with the related Servicing Agreement to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer and the related Servicer. In fulfilling such request for access, the Master Servicer shall not be responsible to determine the sufficiency of any information provided by such Servicer. Nothing in this Section 3.04 shall limit the obligation of the Master Servicer and the related Servicer to observe any applicable law and the failure of the Master Servicer or the related Servicer to provide access as provided in this
Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Mortgage Insurance Policy;
Claims.

            (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

            (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections 3.08 and 3.09, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Custodial Account, subject to withdrawal pursuant to Section 3.12.

            Section 3.06 Rights of the Depositor, the Securities Administrator and the Trustee in Respect of the Master Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. None of the Securities Administrator, the Trustee or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer and the Securities Administrator, the Trustee or the Depositor shall not be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

            Section 3.07 Trustee to Act as Master Servicer.

            If the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Master Servicer to assume, all of the rights and obligations of the Master Servicer hereunder arising thereafter. Any such assumption shall be subject to Sections 7.02 and 8.05.

            The predecessor Master Servicer shall, upon request of the Trustee, but at the expense of the predecessor Master Servicer, deliver to the assuming party all master servicing documents and records and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute documentation and records to the assuming party. The Trustee shall be entitled to be reimbursed from the Master Servicer (or the Trust if the Master Servicer is unable to fulfill its obligations hereunder) for all Master Servicing Transfer Costs.

            Section 3.08 Servicer Custodial Accounts; Buy-Down Accounts.

            The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Servicer Custodial Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Servicer Custodial Account. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Servicer Custodial Account for purposes required or permitted by this Agreement.

            The Master Servicer shall also enforce the obligation of each Servicer to establish and maintain a Buy-Down Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts any Buy-Down Funds shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt thereof. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Buy-Down Account for purposes required or permitted by this Agreement. In addition, the Master Servicer shall enforce the obligation of each Servicer to withdraw from the Buy-Down Account and deposit in immediately available funds in the Servicer Custodial Account an amount which, when added to such Mortgagor's payment, will equal the full monthly payment due under the related Mortgage Note.

            Section 3.09 Collection of Mortgage Loan Payments; Master Servicer Custodial Account, Servicer Custodial Account, Distribution Account and Reserve Account. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Master Servicer shall enforce the obligations of the Servicers to collect all payments due under the terms and provisions of the Mortgage Loans when the same shall become due and payable to the extent such procedures shall be consistent with the applicable Servicing Agreement.

            (b) The Master Servicer shall establish and maintain the Master Servicer Custodial Account, which shall be an Eligible Account. The Master Servicer shall promptly upon receipt, deposit in the Master Servicer Custodial Account and retain therein any amounts which are required to be deposited in the Master Servicer Custodial Account by the Master Servicer.

            (c) The Securities Administrator shall establish and maintain the Distribution Account, which shall be deemed to consist of seven sub-accounts and into which the Master Servicer will deposit on or prior to 11:00 AM New York time, on each Distribution Date (or, if the Securities Administrator is no longer the same Person as, or an Affiliate of, the Master Servicer, the Business Day preceding each Distribution Date), all amounts on deposit in the Master Servicer Custodial Account for distribution to Certificateholders. The Distribution Account shall be an Eligible Account.

            (d) On a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the Master Servicer shall deposit or cause to be deposited into the Master Servicer Custodial Account the following payments and collections remitted to the Master Servicer by each Servicer from its respective Servicer Custodial Account pursuant to the related Servicing Agreement or otherwise received by the Master Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.10 and (B) any Insurance Proceeds released from an Escrow Account;

            (iv) any amount required to be deposited by the Master Servicer pursuant to Section 3.09(e) in connection with any losses on Permitted Investments with respect to the Master Servicer Custodial Account;

            (v) any amounts relating to REO Property or any Prepayment Premiums required to be remitted by the applicable Servicer;

            (vi) Periodic Advances made by the applicable Servicer pursuant to the related Servicing Agreement (or, if applicable, by the Master Servicer or Trustee pursuant to Section 3.22) and any Compensating Interest paid by the applicable Servicer pursuant to the related Servicing Agreement;

            (vii) all Repurchase Prices, all Substitution Adjustment Amounts and all Reimbursement Amounts to the extent received by the Servicer;

            (viii) any Recoveries;

            (ix) any Buy-Down Funds required to be deposited pursuant to Section 3.08; and

            (x) any other amounts required to be deposited hereunder.

            If the Master Servicer shall deposit any amount not required to be deposited, it may at any time withdraw such amount from the Master Servicer Custodial Account, any provision herein to the contrary notwithstanding. All funds required to be deposited in the Master Servicer Custodial Account shall be held by the Master Servicer in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.12. Amounts received in respect of the Group 1 Mortgage Loans shall be deemed deposited in Sub-Account 1. Amounts received in respect of the Group 2 Mortgage Loans shall be deemed deposited in Sub-Account 2. Amounts received in respect of the Group 3 Mortgage Loans shall be deemed deposited in Sub-Account 3. Amounts received in respect of the Group 4 Mortgage Loans shall be deemed deposited in Sub-Account 4. Amounts received in respect of the Group 5 Mortgage Loans shall be deemed deposited in Sub-Account 5.

            (e) Each institution at which the Master Servicer Custodial Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Master Servicer Custodial Account Reinvestment Income shall be for the benefit of the Master Servicer as part of its master servicing compensation and shall be remitted to the Master Servicer monthly as provided herein. The amount of any losses realized in the Master Servicer Custodial Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer from its own funds in the Master Servicer Custodial Account. Each institution at which the Distribution Account is maintained shall invest the funds therein if directed in writing by the Securities Administrator in Permitted Investments that are obligations of the institution that maintains the Distribution Account, which shall mature on the Distribution Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Distribution Account shall be for the benefit of the Securities Administrator as additional compensation and the amount of any losses realized in the Distribution Account in respect of any such Permitted Investments shall promptly be deposited by the Securities Administrator from its own funds in the Distribution Account.

            (f) The Master Servicer shall give notice to the Depositor, the Trustee, the Securities Administrator, the NIMS Insurer and the Rating Agencies of any proposed change of location of the Master Servicer Custodial Account not later than 30 days after and not more that 45 days prior to any change thereof. The Securities Administrator shall give notice to the Depositor, the Trustee, the Master Servicer, the NIMS Insurer and the Rating Agencies of any proposed change of the location of the Distribution Account maintained by the Securities Administrator not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Master Servicer Custodial Account and the Distribution Account shall be evidenced by a certification substantially in the form of Exhibit F hereto.

            (g) The Securities Administrator shall designate each of Sub-Account 1, Sub-Account 2, Sub-Account 3, Sub-Account 4, Sub-Account 4, the Middle-Tier Sub-Account, the Upper-Tier Certificate Sub-Account and the Group 5 Upper-Tier Sub-Account as a sub-account of the Distribution Account. On each Distribution Date, the Securities Administrator shall, from funds available on deposit in the Distribution Account (and deemed on deposit in Sub-Account 1, Sub-Account 2, Sub-Account 3 and Sub-Account 4, as applicable), be deemed to deposit into the Middle-Tier Sub-Account, the Lower-Tier Distribution Amount and the Group 4 Pooling REMIC Distribution Amount. The Securities Administrator shall then immediately, from funds available in the Middle-Tier Sub-Account, be deemed to deposit into the Upper-Tier Certificate Sub-Account, the Middle-Tier Distribution Amount. On each Distribution Date, the Securities Administrator shall, from funds available on deposit in the Distribution Account (and deemed on deposit in Sub-Account 5), be deemed to deposit into the Group 5 Upper-Tier Sub-Account, the Group 5 Lower-Tier Distribution Amount.

            (h) (i) The Securities Administrator shall establish and maintain the Reserve Account, held in trust for the benefit of the Holders of the Offered Group 5 Certificates. The Securities Administrator shall deposit in the Reserve Account on the date received by it, any Yield Maintenance Agreement Payments received from the Yield Maintenance Agreement Counterparty for the related Distribution Date. Funds on deposit in the Reserve Account shall remain uninvested. On each Distribution Date, the Securities Administrator shall withdraw from the Reserve Account any Yield Maintenance Agreement Payments and apply them in the following order of priority:

                  (A) to the Offered Group 5 Certificates, any remaining unpaid
            Cap Carryover Amounts for such classes for such Distribution Date (after distributions pursuant to Section 5.03(c) hereof, first, concurrently, to the Class 5-A Certificates (other than the Class 5-A-3 Certificates) and the Components, pro rata, and then, sequentially, to the Class 5-M-1, Class 5-M-2, Class 5-B-1 and Class 5-B-2 Certificates, in that order; and

                  (B) to the Class 5-CE Certificates, any remaining amounts on deposit in the Reserve Account.

            (ii) The Trustee shall account for the Reserve Account as an asset of the Grantor Trust and not an asset of any REMIC created pursuant to this Agreement. The beneficial owner of the Reserve Account is the Class 5-CE Certificateholder. For all federal tax purposes, amounts transferred or reimbursed by the Group 5 Upper-Tier REMIC to the Reserve Account shall be treated as distributions by the Securities Administrator to the Class 5-CE Certificateholder.

            (iii) Any Cap Carryover Amounts paid by the Securities Administrator pursuant to this Section 3.09(h) to the Offered Group 5 Certificates shall be accounted for by the Trustee as amounts paid first to the Class 5-CE Certificates and then to the Offered Group 5 Certificates from the Grantor Trust. In addition, the Trustee shall account for the Offered Group 5 Certificates' rights to receive payments of Cap Carryover Amounts as rights in limited recourse interest rate cap contracts written by the Class 5-CE Certificates in favor of the Offered Group 5 Certificates.

            (i) For federal tax return and information reporting, the right of the Holders of the Offered Group 5 Certificates to receive payments under the Yield Maintenance Agreements in respect of any related Yield Maintenance Agreement Payments shall be assigned a value of zero.

            (j) Any Prepayment Premiums deposited pursuant to Section 3.09(d)(v) shall not be assets of any REMIC created hereunder, but shall be considered assets of the Grantor Trust held by the Trustee for the benefit of the Class 5-P Certificateholders.

            Section 3.10 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall require each Servicer to establish and maintain one or more escrow accounts (for each Servicer, collectively, the "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or Advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

            Section 3.11 Access of Securities Administrator, Trustee and NIMS Insurer to Certain Documentation and Information Regarding the Mortgage Loans.

            The Master Servicer shall afford and shall enforce the obligation of the Servicers to afford the Securities Administrator, the Trustee and the NIMS Insurer reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer or the applicable Servicer.

            Section 3.12 Permitted Withdrawals from the Master Servicer Custodial Account and the Distribution Account.

            (a) The Securities Administrator shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Master Servicer may from time to time make withdrawals from the Master Servicer Custodial Account for the following purposes:

            (i) to pay to the Servicers (to the extent not previously retained by them), the Servicing Fee to which they are entitled pursuant to the Servicing Agreements, to pay the Securities Administrator the Securities Administrator Fee and to pay itself any Master Servicer Custodial Account Reinvestment Income;

            (ii) to pay the Securities Administrator and the Trustee any amounts due to the Securities Administrator and the Trustee under this Agreement (including, but not limited to, all amounts provided for under Section 9.11, other than the amounts provided for in the first sentence of Section 9.11);

            (iii) to reimburse the Servicers (or, if applicable, itself or the Trustee) for unreimbursed Advances made pursuant to the related Servicing Agreement (or in the case of the Master Servicer or the Trustee, pursuant to Section 3.22), such right of reimbursement pursuant to this clause
      (iii) being limited first to amounts received on the Mortgage Loans serviced by such Servicer (or, if applicable, the Master Servicer or the Trustee) in the related Loan Group in respect of which any such Advance was made and then limited to amounts received on all the Mortgage Loans serviced by such Servicer (or, if applicable, the Master Servicer or the Trustee);

            (iv) to reimburse the Servicers for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iv) being limited first to amounts received on the Mortgage Loans serviced by such Servicer in the same Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable Advance was made and then limited to amounts received on all the Mortgage Loans serviced by such Servicer (or, if applicable, the Master Servicer or the Trustee);

            (v) to reimburse the Servicers for Insured Expenses from the related Insurance Proceeds;

            (vi) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02, 2.04, 2.09 or 3.16(f), all amounts received thereon after the date of such purchase;

            (vii) to reimburse itself or the Depositor for expenses incurred by any of them and reimbursable pursuant to this Agreement, including but not limited to, Section 3.02 and Section 7.03;

            (viii) to withdraw any amount deposited in the Master Servicer Custodial Account and not required to be deposited therein; and

            (ix) to clear and terminate the Master Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            (b) On each Distribution Date, funds on deposit in the Distribution Account and deemed to be on deposit in the Upper-Tier Certificate Sub-Account shall be used to make payments on the Regular Certificates (other than the Offered Group 5 Certificates) and the Class 1-A-R Certificate in respect of the Class 1-UR Interest as provided in Sections 5.01 and 5.02. On each Distribution Date, funds on deposit in the Distribution Account and deemed to be on deposit in the Group 5 Upper-Tier Certificate Sub-Account shall be used to make payments on the Offered Group 5 Certificates, the Class 5-CE Certificates, the Class 5-P Certificates and the Class 1-A-R Certificate in respect of the Class 5-UR Interest as provided in Section 5.03. The Distribution Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.13 Maintenance of Hazard Insurance and Other Insurance.

            For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained fire, flood and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in accordance with the related Servicing Agreements. It is understood and agreed that such insurance provided for in this Section 3.13 shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

            Pursuant to Sections 3.08 and 3.09, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Custodial Account, subject to withdrawal pursuant to Section 3.12. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 3.08 and 3.09.

            Section 3.14 Presentment of Claims and Collection of Proceeds.

            The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

            Section 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            To the extent provided in the applicable Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

            Section 3.16 Realization Upon Defaulted Mortgage Loans; REO
Property.

            (a) The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

            (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Master Servicer shall enforce the obligation of the Servicers, to the extent provided in the applicable Servicing Agreement, to (i) cause name of the Trust to be placed on the title to such REO Property and (ii) ensure that the title to such REO Property references this Agreement. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

            (c) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Servicer Custodial Account.

            (d) The applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Periodic Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Periodic Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

            (e) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the applicable Servicer as provided above shall be deposited in the related Servicer Custodial Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master Servicer Custodial Account.

            In the event that the Trust Estate acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such Mortgaged Property within the time period specified in the applicable Servicing Agreement unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Estate may continue to hold such Mortgaged Property for the period of such extension. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

            (f) On the second Business Day prior to the related Distribution Date, the Master Servicer shall notify the Depositor and the NIMS Insurer of any Mortgage Loan which is 180 days or more delinquent. The Depositor shall be entitled, at its option, or pursuant to direction from the NIMS Insurer, to repurchase any such delinquent Mortgage Loan from the Trust Estate if in the Depositor's (or NIMS Insurer's) judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. The Depositor shall notify the related Servicer and the Master Servicer of its intent to repurchase such Mortgage Loan. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the notification required by Section 3.17 and the Trustee shall promptly release to the Depositor or the NIMS Insurer, as the case may be, the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.17 Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the related Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or the related Servicer will immediately notify the Trustee by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee, the related Servicer and the Master Servicer). Upon receipt of such request, the Trustee shall within seven Business Days release the related Mortgage File to the Master Servicer or the related Servicer. The Trustee shall at the Master Servicer's or the related Servicer's direction execute and deliver to the Master Servicer or the related Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Master Servicer or the related Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall enforce the applicable Servicer's obligation under the related Servicing Agreement to take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

            From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release signed by a Master Servicing Officer or a Servicing Officer, release the Mortgage File within seven Business Days to the Master Servicer or the related Servicer. Subject to the further limitations set forth below, the Master Servicer or the applicable Servicer shall cause the Mortgage Files so released to be returned to the Trustee when the need therefor no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the applicable Servicer Custodial Account, in which case such Servicer shall deliver to the Trustee a Request for Release, signed by a Servicing Officer.

            If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreement, the Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.18 Documents, Records and Funds in Possession of the Master Servicer to be Held for the Trustee.

            Notwithstanding any other provisions of this Agreement, the Master Servicer shall cause each Servicer to transmit to the Trustee as required by this Agreement and the Servicing Agreements all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or the related Servicer or which otherwise are collected by the Master Servicer or the related Servicer as Liquidation Proceeds, Recoveries or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the related Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Master Servicer Custodial Account or any Servicer Custodial Account, shall be held by the Master Servicer or the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement and the related Servicing Agreement. The Master Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Master Servicer Custodial Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Master Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

            Section 3.19 Master Servicer Compensation.

            Master servicing compensation in the form of Master Servicer Custodial Account Reinvestment Income shall be remitted to the Master Servicer pursuant to Section 3.12. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Section 3.20 Annual Statement as to Compliance.

            The Master Servicer shall deliver to the Securities Administrator (and the Securities Administrator will forward to the Trustee, the NIMS Insurer and each Rating Agency), no later than March 15 following the end of each calendar year commencing with March 2006, an Officer's Certificate, signed by two officers of the Master Servicer, stating, as to the signers thereof, that
(a) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement or similar agreements has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            In addition, the Master Servicer shall enforce each Servicer's obligation under the related Servicing Agreement to provide a similar statement to the Securities Administrator relating to compliance with the related Servicing Agreement.

            Section 3.21 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            The Master Servicer shall enforce each Servicer's obligation under the related Servicing Agreement to provide a report to the Securities Administrator, as required to be provided each year pursuant to each Servicing Agreement, prepared by a firm of independent public accountants (who may also render other services to such Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to the effect that such firm has, with respect to such Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto. The Securities Administrator shall provide a copy of each such report to the NIMS Insurer.

            Section 3.22 Advances.

            The Master Servicer shall enforce the obligations of each Servicer to make Periodic Advances in accordance with the applicable Servicing Agreement. A Servicer shall be entitled to be reimbursed from the applicable Servicer Custodial Account for all Advances of its own funds made pursuant to the related Servicing Agreement. Based upon information set forth in the servicer reports, the Master Servicer shall inform the Securities Administrator of the amount of the Periodic Advance to be made by a Servicer with respect to each Loan Group no later than the related Servicer Remittance Date. If a Servicer fails to make any required Periodic Advance pursuant to the related Servicing Agreement, the Master Servicer shall (i) unless the Master Servicer determines that such Periodic Advance would not be recoverable in its good faith business judgment, make such Periodic Advance not later than the Business Day preceding the related Distribution Date and (ii) to the extent such failure leads to the termination of the Servicer and until such time as a successor Servicer is appointed, continue to make Periodic Advances required pursuant to the related Servicing Agreement for any Distribution Date, within the same time frame set forth in (i) above, unless the Master Servicer determines (to the extent provided in the related Servicing Agreement) that such Periodic Advance would not be recoverable; provided that if the Servicer that fails to make such Periodic Advance is Wells Fargo Bank, the Trustee shall have such obligation to make such Periodic Advance.

            Section 3.23 Reports to the Securities and Exchange Commission.

            (a) The Securities Administrator and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Securities Administrator shall prepare on behalf of the Trust any monthly Current Reports on Form 8-K (each, a "Monthly Form 8-K") and Annual Reports on Form 10-K (each, a "Form 10-K") customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and the Securities Administrator shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms (other than any Annual Report on Form 10-K, which shall be signed by the Master Servicer) on behalf of the Trust.

            (b) Each Monthly Form 8-K shall be filed by the Securities Administrator within 15 days after each Distribution Date, including a copy of the monthly statement to Certificateholders delivered pursuant to Section 5.06(b) (each, a "Distribution Date Statement") for such Distribution Date as an exhibit thereto. On or prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission), commencing in the calendar year following the date of this Agreement, the Securities Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's and each Servicer's annual statement of compliance described under Section 3.20 and the accountant's report referenced under Section 3.21, in each case, to the extent they have been timely delivered to the Securities Administrator. If they are not so timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Securities Administrator. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit M (the "Certification"), which shall be signed by a senior officer of the Master Servicer in charge of the servicing functions. The Master Servicer shall deliver the Certification to the Securities Administrator three (3) Business Days prior to the latest date on which the Form 10-K may be timely filed. The Securities Administrator, the Depositor and the Master Servicer shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.23, to be conducted or allocated in a different manner.

            (c) Prior to the latest date on which the Form 10-K may be timely filed each year, the Securities Administrator shall sign and deliver to the Master Servicer a certification (in the form attached hereto as Exhibit N) for the benefit of the Master Servicer and its officers, directors and affiliates (provided, however, that the Securities Administrator shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). In addition, the Securities Administrator shall indemnify and hold harmless the Master Servicer, each person, if any, who "controls" the Master Servicer within the meaning of the 1933 Act, as amended and their respective officers, directors, agents and affiliates (collectively, the "Master Servicer Indemnified Parties") from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Securities Administrator pursuant to this Section 3.23(c), any breach by the Securities Administrator or any of its officers, directors, agents or affiliates of its obligations under this Section 3.23(c) or any material misstatements or omission contained in the certification delivered pursuant to this Section 3.23(c) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer Indemnified Parties, then the Securities Administrator agrees that it shall contribute to the amount paid or payable by such Master Servicer Indemnified Parties as a result of the losses, claims, damages or liabilities of such Master Servicer Indemnified Parties in such proportion as is appropriate to reflect the relative fault of such Master Servicer Indemnified Parties on the one hand and the Securities Administrator on the other in connection with a breach of the Securities Administrator's obligations under this Section 3.23(c), any material misstatement or omission contained in the certification delivered pursuant to this Section 3.23(c) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. The Master Servicer hereby acknowledges and agrees that the Depositor and the Securities Administrator are relying on the Master Servicer's performance of its obligations under Sections
3.20 and 3.21 in order to perform their respective obligations under this
Section 3.23.

            (d) Prior to the latest date on which the Form 10-K may be timely filed each year, the Master Servicer shall enforce the obligation of each Servicer to provide the certification required pursuant to each of the Servicing Agreements.

            (e) Upon any filing with the Securities and Exchange Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (f) The obligations set forth in paragraphs (a) through (e) of this Section shall only apply with respect to periods for which the Securities Administrator is obligated to file reports on Form 8-K or 10-K pursuant to paragraph (b) of this Section. Upon request of the Depositor, the Securities Administrator shall prepare, execute and file with the Securities and Exchange Commission a Form 15 Suspension Notification with respect to the Trust, and thereafter there shall be no further obligations under paragraphs (a) through
(e) of this Section commencing with the fiscal year in which the Form 15 is filed (other than the obligations to be performed in such fiscal year that relate back to the prior fiscal year).

                                   ARTICLE IV

                          MASTER SERVICER'S CERTIFICATE

            Section 4.01 Master Servicer's Certificate.

            Each month, not later than 12:00 noon Eastern time on the 18th calendar day of such month (or if such day is not a Business Day, the following Business Day, the Master Servicer shall deliver to the Securities Administrator and the NIMS Insurer, a Master Servicer's Certificate (in substance and format mutually acceptable to the Master Servicer and the Securities Administrator) certified by a Master Servicing Officer setting forth the information necessary in order for the Securities Administrator to perform its obligations under this Agreement. The Securities Administrator may conclusively rely upon the information contained in a Master Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Master Servicer's Certificate, the Securities Administrator shall distribute out of the Distribution Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02 or Section 5.03, as applicable.

            None of the Holders of any Class of Certificates, the Depositor, the Master Servicer, the Securities Administrator or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class. Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions for the Shifting Interest Groups.

            (a) On each Distribution Date, based solely on the information contained in the Master Servicer's Certificate, the Securities Administrator shall withdraw from the Distribution Account (to the extent funds are available therein), the Pool Distribution Amount for each Shifting Interest Loan Group, in an amount as specified in written notice received by the Securities Administrator from the Master Servicer pursuant to Section 4.01 hereof, and shall apply such funds first, to distributions in respect of the Uncertificated Lower-Tier Interests as specified in this Section 5.02(a), second, to the Uncertificated Middle-Tier Interests, as specified in this Section 5.02(a) and then to distributions on the Shifting Interest Certificates. Distributions shall be made on the Shifting Interest Certificates in the following order of priority and to the extent of such funds, and except as set forth below, paying Group 1 solely from the Pool Distribution Amount for Loan Group 1, paying Group 2 solely from the Pool Distribution Amount for Loan Group 2, paying Group 3 solely from the Pool Distribution Amount for Loan Group 3, paying Group 4 solely from the Pool Distribution Amount for Loan Group 4, paying the Class CB Certificates from the combined Pool Distribution Amounts for Loan Group 1, Loan Group 2 and Loan Group 3, in the following order of priority and to the extent of such funds:

            (i) to each Class of Senior Certificates of such Shifting Interest Group, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) to the Senior Certificates of a Shifting Interest Group, in an aggregate amount up to the Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b);

            (iii) to each Class of Class CB Certificates or Class 4-B Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class CB-1 Certificates or Class 4-B-1
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class CB-1 Certificates or Class 4-B-1
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class CB-2 Certificates or Class 4-B-2
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class CB-2 Certificates or Class 4-B-2
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class CB-3 Certificates or Class 4-B-3
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class CB-3 Certificates or Class 4-B-3
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class CB-4 Certificates or Class 4-B-4
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class CB-4 Certificates or Class 4-B-4
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class CB-5 Certificates or Class 4-B-5
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class CB-5 Certificates or Class 4-B-5
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class CB-6 Certificates or Class 4-B-6
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class CB-6 Certificates or Class 4-B-6
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero; and

            (iv) to the Holder of the Class 1-A-R Certificate, any remaining Pool Distribution Amounts.

            Notwithstanding the foregoing, on each Distribution Date prior to the Senior Credit Support Depletion Date for the CB Crossed Groups but on or after the date on which the sum of the Class Certificate Balances of the Senior Certificates of a CB Crossed Group has been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments on the Class CB Certificates received with respect to the CB Crossed Loan Group related to such CB Crossed Group will be paid as principal to the Classes of Senior Certificates of the remaining CB Crossed Group, in accordance with the priorities set forth for the applicable Group in (b)(i), (b)(ii) or (b)(iii) below, provided that on such Distribution Date (a) the CB Crossed Loan Group Subordinate Percentage for such Distribution Date is less than twice the initial CB Crossed Loan Group Subordinate Percentage or (b) the outstanding principal balance of all Mortgage Loans in the CB Crossed Loan Groups (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the sum of the Class Certificate Balances of the Class CB Certificates, is equal to or greater than 50%. If the Senior Certificates of two CB Crossed Groups remain outstanding, the distributions described in the previous sentence will be made to the Senior Certificates of such Groups, pro rata, in proportion to the sum of the Class Certificate Balances of the Senior Certificates of each such Group. In addition, if on any Distribution Date the sum of the Class Certificate Balances of the Senior Certificates of a CB Crossed Group is greater than the Adjusted Pool Amount of the related CB Crossed Loan Group (any such Group, the "CB Undercollateralized Group" and any such excess, the "CB Undercollateralized Amount"), all amounts otherwise distributable as principal on the Class CB Certificates pursuant to Section 5.02(a)(iii)(L), (J), (H), (F), (D) and (B), in that order, will be paid as principal to the Senior Certificates of the CB Undercollateralized Group in accordance with the priorities set forth for the applicable Group below under (b)(i), (b)(ii) or (b)(iii) until the sum of the Class Certificate Balances of the Senior Certificates of the CB Undercollateralized Group equals the Adjusted Pool Amount of the Related Loan Group. Also, the amount of any Class Unpaid Interest Shortfalls with respect to the CB Undercollateralized Group (including any Class Unpaid Interest Shortfalls for such Distribution Date) will be paid to the CB Undercollateralized Group pursuant to Section 5.02(a)(i) prior to the payment of any CB Undercollateralized Amount from amounts otherwise distributable as principal on the Class CB Certificates pursuant to Section 5.02(a)(iii)(L), (J) (H), (F), (D) and (B), in that order; such amount will be paid to the Senior Certificates of such CB Undercollateralized Group up to their Interest Distribution Amounts for such Distribution Date.

            If two CB Crossed Groups are CB Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the sum of the Class Certificate Balances of the Senior Certificates of each such CB Crossed Group exceeds the Adjusted Pool Amount of the related CB Crossed Loan Group.

            No Class of Shifting Interest Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" after its Class Certificate Balance or Notional Amount has been reduced to zero.

            All distributions in respect of the Interest Distribution Amount for a Shifting Interest Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            On each Distribution Date, the Securities Administrator shall distribute any Reimbursement Amounts received with respect to the Shifting Interest Loan Groups sequentially to the Classes of Shifting Interest Certificates then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Shifting Interest Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group.

            (b) (i) With respect to the Class A Certificates of Group 1:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 1, the amount distributable to the Group 1 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed as principal, sequentially, as follows:

            first, to the Class 1-A-R Certificate, until its Class Certificate Balance has been reduced to zero; and

            second, to the Class 1-A-1 Certificates, until their Class Certificate Balance has been reduced to zero.

            (ii) With respect to the Class A Certificates of Group 2:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 2, the amount distributable to the Group 2 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed as principal, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

            (iii) With respect to the Class A Certificates of Group 3:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 3, the amount distributable to the Group 3 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed as principal to the Class 3-A-1 Certificates, until their Class Certificate Balance has been reduced to zero.

            (iv) With respect to the Class A Certificates of Group 4:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 4, the amount distributable to the Group 4 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed as principal to the Class 4-A-1 Certificates, until their Class Certificate Balance has been reduced to zero.

            The Class 2-X-1 Certificates are Interest-Only Certificates and are not entitled to distributions in respect of principal.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Class CB Certificates for such Distribution Date shall be reduced by such Class' pro rata share, based on such Class' Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported Interest Shortfalls for the CB Crossed Loan Groups, (B) on and after the applicable Senior Credit Support Depletion Date, any other Realized Loss on the Mortgage Loans in the Related Loan Group allocable to interest and (C) Relief Act Reductions incurred on the Mortgage Loans in the CB Crossed Loan Groups during the calendar month preceding the month of such Distribution Date.

            On each Distribution Date, Accrued Certificate Interest for each Class of Group 4 Certificates for such Distribution Date shall be reduced by such Class' pro rata share, based on such Class' Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported Interest Shortfalls for Loan Group 4,
(B) on and after the applicable Senior Credit Support Depletion Date, any other Realized Loss on the Group 4 Mortgage Loans allocable to interest and (C) Relief Act Reductions incurred on the Group 4 Mortgage Loans during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iii), if with respect to any Class of Class CB Certificates or Class 4-B Certificates on any Distribution Date, (i) the sum of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Class CB Certificates or Class 4-B Certificates, as the case may be, which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Pool Stated Principal Balance for Loan Group 1, Loan Group 2 and Loan Group 3 in the case of the Class CB Certificates and the Pool Stated Principal Balance for Loan Group 4 in the case of the Class 4-B Certificates (for each Class, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal in respect of clause (ii) of the Subordinate Principal Distribution Amounts will be made to any Classes of Class CB Certificates or Class 4-B Certificates junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes of Class CB Certificates or Class 4-B Certificates will not be used in determining the Pro Rata Share for the Class CB Certificates or Class 4-B Certificates that are not Restricted Classes. If the sum of the Class Certificate Balances of the Class CB Certificates or Class 4-B Certificates that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Class CB Certificates or Class 4-B Certificates that are Restricted Classes of such Related Group in order of their respective numerical Class designations (beginning with the Class of Class CB Certificates or Class 4-B Certificates that is a Restricted Class then outstanding with the lowest numerical Class designation).

            Section 5.03 Priorities of Distributions for Group 5.

            (a) Interest Distributions with Respect to the Group 5 Certificates:

            On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account (to the extent funds are available therein) the Group 5 Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Master Servicer's Certificate, upon which the Securities Administrator may conclusively rely):

            first, concurrently, as follows:

                  (i) concurrently, from the Subgroup 5A Interest Remittance
            Amount, to the Class 5-A-1 Certificates and the Class 5-A-3A Component, pro rata, the applicable Accrued Certificate Interest and Accrued Component Interest thereon for such Distribution Date; and

                  (ii) concurrently, from the Subgroup 5B Interest Remittance
            Amount, to the Class 5-A-2 Certificates and the Class 5-A-3B Component, pro rata, the applicable Accrued Certificate Interest and Accrued Component Interest thereon for such Distribution Date;

            second, concurrently, as follows:

                  (i) concurrently, from the Subgroup 5A Interest Remittance
            Amount, to the Class 5-A-1 Certificates and the Class 5-A-3A Component, pro rata, the applicable Interest Carryforward Amount thereon for such Distribution Date; and

                  (ii) concurrently, from the Subgroup 5B Interest Remittance
            Amount, to the Class 5-A-2 Certificates and the Class 5-A-3B Component, pro rata, the applicable Interest Carryforward Amount thereon for such Distribution Date;

            third, concurrently, as follows:

                  (i) concurrently, from the Subgroup 5A Interest Remittance
            Amount to the Class 5-A-2 Certificates and the Class 5-A-3B Component, pro rata, any unpaid Accrued Certificate Interest or Accrued Component Interest thereon for such Distribution Date; and

                  (ii) concurrently, from the Subgroup 5B Interest Remittance
            Amount to the Class 5-A-1 Certificates and the Class 5-A-3A Component, pro rata, any unpaid Accrued Certificate Interest or Accrued Component Interest thereon for such Distribution Date;

            fourth, concurrently, as follows:

                  (i) concurrently, from the Subgroup 5A Interest Remittance
            Amount, to the Class 5-A-2 Certificates and the Class 5-A-3B Component, pro rata, any unpaid Interest Carryforward Amount thereon for such Distribution Date; and

                  (ii) concurrently, from the Subgroup 5B Interest Remittance
            Amount, to the Class 5-A-1 Certificates and the Class 5-A-3A Component, pro rata, any unpaid Interest Carryforward Amount thereon for such Distribution Date;

            fifth, to the Class 5-M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            sixth, to the Class 5-M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            seventh, to the Class 5-B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            eighth, to the Class 5-B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

            ninth, the amount, if any, of the Group 5 Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 5.03(c) hereof.

            (b) Distributions of Principal with Respect to the Group 5
Certificates:

            On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account (to the extent funds are available therein) the Group 5 Principal Distribution Amount and shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Master Servicer's Certificate, upon which the Securities Administrator may conclusively rely):

            (i) before the Stepdown Date or with respect to which a Trigger Event is in effect, as follows:

            first, concurrently, as follows:

                  (1) concurrently, from the Subgroup 5A Principal Percentage of the Group 5 Senior Principal Distribution Amount, to the Class 5-A-1 Certificates and the Class 5-A-3A Component, pro rata, until the Class Certificate Balance or Component Balance thereof has been reduced to zero; and

                  (2) concurrently, from the Subgroup 5B Principal Percentage of the Group 5 Senior Principal Distribution Amount, to the Class 5-A-2 Certificates and the Class 5-A-3B Component, pro rata, until the Class Certificate Balance or Component Balance thereof has been reduced to zero; and

            second, concurrently, as follows:

                  (1) concurrently, from the Subgroup 5A Principal Percentage of the Group 5 Senior Principal Distribution Amount remaining after priority first above, to the Class 5-A-2 Certificates and the Class 5-A-3B Component, pro rata, until the Class Certificate Balance or Component Balance thereof has been reduced to zero; and

                  (2) concurrently, from the Subgroup 5B Principal Percentage of the Group 5 Senior Principal Distribution Amount remaining after priority first above, to the Class 5-A-1 Certificates and the Class 5-A-3A Component, pro rata, until the Class Certificate Balance or Component Balance thereof has been reduced to zero;

            third, to the Class 5-M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            seventh, to the Class 5-M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            eighth, to the Class 5-B-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            ninth, to the Class 5-B-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

            tenth, any remaining Group 5 Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
      Section 5.03(c).

            (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, as follows:

            first, concurrently, as follows:

                  (1) concurrently, from the Subgroup 5A Principal Percentage of the Group 5 Senior Principal Distribution Amount, to the Class 5-A-1 Certificates and the Class 5-A-3A Component, pro rata, until the Class Certificate Balance or Component Balance thereof has been reduced to zero; and

                  (2) concurrently, from the Subgroup 5B Principal Percentage of the Group 5 Senior Principal Distribution Amount, to the Class 5-A-2 Certificates and the Class 5-A-3B Component, pro rata, until the Class Certificate Balance or Component Balance thereof has been reduced to zero;

            second, concurrently, as follows:

                  (1) concurrently, from the Subgroup 5A Principal Percentage of the Group 5 Senior Principal Distribution Amount remaining after priority first above, to the Class 5-A-2 Certificates and the Class 5-A-3B Component, pro rata, until the class balance or Component Balance thereof has been reduced to zero; and

                  (2) concurrently, from the Subgroup 5B Principal Percentage of the Group 5 Senior Principal Distribution Amount remaining after priority first above, to the Class 5-A-1 Certificates and the Class 5-A-3A Component, pro rata, until the class balance or Component Balance thereof has been reduced to zero;

            third, to the Class 5-M-1 Certificates, up to the Class 5-M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            fourth, to the Class 5-M-2 Certificates, up to the Class 5-M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            fifth, to the Class 5-B-1 Certificates, up to the Class 5-B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

            sixth, to the Class 5-B-2 Certificates, up to the Class 5-B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

            seventh, any remaining Group 5 Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
      Section 5.03(c).

            (c) Distributions of Monthly Excess Cashflow Amounts:

            On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

                  (i) concurrently, to the Group 5 Senior Certificates and
            Components, pro rata, any remaining Accrued Certificate Interest or Accrued Component Interest for such Class or Component for such Distribution Date;

                  (ii) concurrently, to the Group 5 Senior Certificates and
            Components, pro rata, any Interest Carry Forward Amount for such Class or Component for such Distribution Date;

                  (iii) concurrently, to the Components, pro rata in accordance with their Unpaid Realized Loss Amount, any Class 5-A-3 Realized Loss Amortization Amount;

                  (iv) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class 5-M-1 Certificates;

                  (v) to pay the remaining Interest Carry Forward Amount, if any, for the Class 5-M-1 Certificates;

                  (vi) to pay any Class 5-M-1 Realized Loss Amortization Amount
            for such Distribution Date;

                  (vii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class 5-M-2 Certificates;

                  (viii) to pay the remaining Interest Carry Forward Amount, if any, for the Class 5-M-2 Certificates;

                  (ix) to pay any Class 5-M-2 Realized Loss Amortization Amount
            for such Distribution Date;

                  (x) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class 5-B-1 Certificates;

                  (xi) to pay the remaining Interest Carry Forward Amount, if any, for the Class 5-B-1 Certificates;

                  (xii) to pay any Class 5-B-1 Realized Loss Amortization Amount
            for such Distribution Date;

                  (xiii) to pay any remaining unpaid Accrued Certificate
            Interest for such Distribution Date for the Class 5-B-2
            Certificates;

                  (xiv) to pay the remaining Interest Carry Forward Amount, if any, for the Class 5-B-2 Certificates;

                  (xv) to pay any Class 5-B-2 Realized Loss Amortization Amount
            for such Distribution Date;

                  (xvi) first, concurrently, to the Group 5 Senior Certificates
            (other than the Class 5-A-3 Certificates) and Components, pro rata, and then sequentially, to the Class 5-M-1, Class 5-M-2, Class 5-B-1 and Class 5-B-2 Certificates, in that order, any Cap Carryover Amount for each such class or Component; and

                  (xvii) to pay to the Class 5-CE Certificates, up to the Class
            5-CE Distributable Amount for such Distribution Date.

            On each Distribution Date, there shall be distributed to the Holder of the Class 1-A-R Certificate, any remaining amount in the Distribution Account in respect of Loan Group 5 on such date after the application pursuant to Sections 5.03(a), 5.03(b) and 5.03(c)(i)-(xvii).

            (d) Any amounts distributed to the Offered Group 5 Certificates in respect of interest pursuant to Section 5.03(c)(xvi) which constitute Cap Carryover Amounts shall first be deemed distributed by as a distribution to the Class 5-CE Certificates, and then distributed to the Group 5 Certificates from the Grantor Trust as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Class 5-CE Certificates or any remaining Yield Maintenance Agreement Payment shall be treated as having been distributed to the Holders of the Class 5-CE Certificates from the Grantor Trust.

            (e) On each Distribution Date, Unpaid Realized Loss Amounts on the Offered Group 5 Certificates will be reduced by the amount of any Recoveries relating to the Group 5 Mortgage Loans received during the prior calendar month in the same order as Realized Loss Amortization Amounts are paid to the Offered Group 5 Certificates pursuant to Section 5.03(c) above.

            (f) Notwithstanding any other provision of this Section 5.03, no Class Certificate Balance of a Class of Group 5 Certificates will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates.

            (g) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums and shall distribute such amounts to the Holders of the Class 5-P Certificates. Such amounts shall be treated as having been distributed to the Holders of the Class 5-P Certificates from the Grantor Trust.

            Section 5.04 Allocation of Losses for the Shifting Interest Certificates.

            (a) On or prior to each Determination Date, the Master Servicer shall inform the Securities Administrator in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group. Based on such information, the Securities Administrator shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the Certificates by a reduction in the Class Certificate Balances of the designated Classes pursuant to Section 5.04(b) below.

            The Class Certificate Balance of the Class CB Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Class CB Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the sum of the Adjusted Pool Amounts for Loan Group 1, Loan Group 2 and Loan Group 3 for such Distribution Date.

            The Class Certificate Balance of the Class 4-B Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Group 4 Senior Certificates and Class 4-B Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution
Date) equals the Adjusted Pool Amount for Loan Group 4 for such Distribution
Date.

            After the applicable Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates of each Shifting Interest Group in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates of such Shifting Interest Group (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the Adjusted Pool Amount for the Related Loan Group for such Distribution Date.

            Any such reduction or increase shall be allocated among the Senior Certificates of such Shifting Interest Group, based on the Class Certificate Balances immediately prior to such Distribution Date until the Class Certificate Balances thereof have been reduced to zero.

            (b) Any reduction or increase in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.04(a) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (c) The calculation of the amount to be distributed as principal to any Class of Class CB Certificates or Class 4-B Certificates with respect to a Distribution Date (the "Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses on the Shifting Interest Certificates for such Distribution Date; provided, however, the actual payment of principal to the Classes of Class CB Certificates or Class 4-B Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Class CB Certificates or Class 4-B Certificates is greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the Classes of Class CB Certificates or Class 4-B Certificates, as the case may be, then outstanding (beginning with the Class of Class CB Certificates or Class 4-B Certificates, as the case may be, then outstanding with the lowest numerical designation) until the respective Class Certificate Balance of each such Class is reduced to zero and then to the Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior Certificates, in the case of the Class CB Certificates, pro rata, in accordance with the priorities set forth in Section 5.02, or the Group 4 Senior Certificates, in the case of the Class 4-B Certificates, in accordance with the priorities set forth in Section 5.02.

            (d) After the Senior Credit Support Depletion Date for the Crossed Groups, on any Distribution Date on which the Class 2-A-3 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 2-A-3 Certificates will be reduced by the Class 2-A-3 Loss Allocation Amount and, notwithstanding Section 5.04(a), the Class Certificate Balance of the Class 2-A-2 Certificates will not be reduced by the Class 2-A-3 Loss Allocation Amount.

            (e) Any increase in the Class Certificate Balance allocated to the Class 2-A-2 Certificates pursuant to Section 5.04(a) will instead increase the Class Certificate Balance of the Class 2-A-3 Certificates.

            (f) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.04 will be allocated to each Uncertificated Lower-Tier Interest as described in Section 5.11(a).

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 5.04 will be allocated to each Uncertificated Middle-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided in
Section 5.11(a).

            (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 5.04 will be allocated to each Uncertificated Middle-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Middle-Tier Interest.

            (i) Notwithstanding any other provision of this Section 5.04, no Class Certificate Balance of a Shifting Interest Class will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates.

            Section 5.05 Allocation of Losses for the Group 5 Certificates.

            Any Applied Realized Loss Amount for a Distribution Date will be allocated in reduction of the Class Certificate Balances of the Class 5-B-2, Class 5-B-1, Class 5-M-2 and Class 5-M-1 Certificates, in that order and until the respective Class Certificate Balances thereof are reduced to zero.

            On the Distribution Date on which the application of the Applied Realized Loss Amount would reduce the Class Certificate Balance of the Class 5-M-1 Certificates to zero, (i) the portion of the Applied Realized Loss Amount related to the Subgroup 5A Mortgage Loans shall be applied in reduction of the Class Certificate Balance of the Class 5-M-1 Certificates in an amount up to the product of (a) the fraction, the numerator of which is the portion of the Applied Realized Loss Amount related to the Subgroup 5A Mortgage Loans and the denominator of which is the Applied Realized Loss Amount and (b) the Class Certificate Balance of the Class 5-M-1 Certificates and (ii) the portion of the Applied Realized Loss Amount related to the Subgroup 5B Mortgage Loans shall be applied in reduction of the Class Certificate Balance of the Class 5-M-1 Certificates in an amount up to the product of (a) the fraction, the numerator of which is the portion of the Applied Realized Loss Amount related to the Subgroup 5B Mortgage Loans and the denominator of which is the Applied Realized Loss Amount and (b) the Class Certificate Balance of the Class 5-M-1 Certificates.

            On and after the Distribution Date on which the Class Certificate Balance of the Class 5-M-1 Certificate has been reduced to zero, the Class 5-A-3A Applied Realized Loss Amount for such Distribution Date will be allocated in reduction of the Component Balance of the Class 5-A-3A Component and the Class 5-A-3B Applied Realized Loss Amount for such Distribution Date will be allocated in reduction of the Component Balance of the Class 5-A-3B Component, until the Component Balance of each such Component has been reduced to zero.

            Section 5.06 Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Securities Administrator on the Master Servicer's Certificate delivered to the Securities Administrator pursuant to Section 4.01, the Securities Administrator shall determine the following information with respect to such Distribution Date:

            (i) for each Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) for each Loan Group, the amount allocable to interest, the Class 5-CE Distributable Amount, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) with respect to the Shifting Interest Certificates, if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) for Loan Group 5, the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency and the Targeted Overcollateralization Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;

            (vi) for each Shifting Interest Loan Group, the Pool Stated Principal Balance for the following Distribution Date and for Loan Group 5, Loan Subgroup 5A and Loan Subgroup 5B, the aggregate Stated Principal Balance of the Group 5 Mortgage Loans, the Subgroup 5A Mortgage Loans and Subgroup 5B Mortgage Loans, as applicable, as of the Due Date in the month of such Distribution Date;

            (vii) with respect to each Shifting Interest Loan Group, the Senior Percentage for each Loan Group, and the Subordinate Percentage for the following Distribution Date, the CB Crossed Loan Group Senior Percentage and the CB Crossed Loan Group Subordinate Percentage for the following Distribution Date;

            (viii) the amount of the Servicing Fee paid to or retained by each Servicer with respect to each Loan Group and such Distribution Date;

            (ix) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (x) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (xi) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or in bankruptcy) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xii) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xiii) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiv) for each Shifting Interest Loan Group, the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

            (xv) the Notional Amount for each Class of Interest-Only Certificate for such Distribution Date;

            (xvi) the Accrued Certificate Interest in respect of each Class of Group 5 Certificates for such Distribution Date and any related Cap Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

            (xvii) with respect to Loan Group 5, the Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date, the amount of all Cap Carryover Amounts covered by withdrawals from the Reserve Account on such Distribution Date;

            (xviii) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original aggregate Stated Principal Balance of Loan Group 5;

            (xix) the Available Funds;

            (xx) for each Loan Group, the aggregate amount of Realized Losses or Applied Realized Loss Amounts, as applicable, incurred during the preceding calendar month and for each Group for such Distribution Date separately identifying any reduction thereof due to the allocations of Realized Losses or Applied Realized Loss Amounts;

            (xxi) for each Loan Group, the amount of Buy-Down Funds, Recoveries and Reimbursement Amounts; and

            (xxii) the amount of the distribution made on such Distribution Date to the Holders of the Class 5-P Certificates.

            (b) No later than each Distribution Date, the Securities Administrator, based upon information supplied to it on the Master Servicer's Certificates, shall make available to each Holder of a Certificate, each Rating Agency and the Master Servicer a statement setting forth the information set forth in Section 5.06(a).

            In the case of information furnished pursuant to clauses (i) and
(ii) of Section 5.06(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Securities Administrator shall prepare and make available to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Securities Administrator, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.06(a) for such Distribution Date.

            The Securities Administrator will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer and other parties to this Agreement via the Securities Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

            Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i) and (ii) of Section 5.06(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

            The Securities Administrator shall deliver to the Holders of Certificates any reports or information the Securities Administrator is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Securities Administrator shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Securities Administrator deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Securities Administrator), (ii) information to be provided to the Holder of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Securities Administrator in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section 7.03 hereof, shall be interpreted to require the Securities Administrator periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.07 Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Securities Administrator shall prepare or cause to be prepared, the Trustee shall timely sign, and the Securities Administrator shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Securities Administrator shall obtain for each REMIC a taxpayer identification number on Form SS-4 or as otherwise permitted by the Internal Revenue Service, and shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2005, REMIC status shall be elected for each REMIC for such taxable year and all succeeding taxable years.

            (d) The Securities Administrator will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.08 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class 1-A-R Certificate is hereby designated as the Tax Matters Person for each REMIC. By its acceptance of the Residual Certificate, such Holder irrevocably appoints the Securities Administrator as its agent to perform all of the duties of the Tax Matters Person for each REMIC.

            Section 5.09 Rights of the Tax Matters Person in Respect of the Securities Administrator. The Securities Administrator shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. Upon request, the Securities Administrator shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Securities Administrator shall make available to the Tax Matters Person such books, documents or records relating to the Securities Administrator's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and is not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

            Section 5.10 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Securities Administrator, the Depositor and the Master Servicer shall act in accordance herewith to assure continuing treatment of the each REMIC as a REMIC and avoid the imposition of tax on each REMIC created hereunder. In particular:

            (a) Neither the Securities Administrator nor the Trustee shall create, or permit the creation of, any "interests" in any REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Residual Certificate and the Uncertificated Lower-Tier Interests, the Uncertificated Group 4 Pooling REMIC Interest, the Uncertificated Middle-Tier Interests and the Uncertificated Group 5 Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Master Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to any REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Securities Administrator, on behalf of the Trustee, shall not accept on behalf of any REMIC any fee or other compensation for services and none of the Securities Administrator, the Trustee or the Master Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) Neither the Securities Administrator, on behalf of the Trustee, nor the Trustee shall sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02 or 3.16(f)), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

            (e) The Securities Administrator shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            None of the Master Servicer, the Securities Administrator or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Master Servicer and the Depositor, the Securities Administrator may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and (d); provided that the Master Servicer shall have delivered to the Securities Administrator an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any REMIC created hereunder and will not disqualify any REMIC from treatment as a REMIC; and, provided further, that the Master Servicer shall have demonstrated to the satisfaction of the Securities Administrator that such action will not adversely affect the rights of the Holders of the Certificates and the Securities Administrator and that such action will not adversely impact the rating of the Certificates.

            Section 5.11 REMIC Distributions.

            (a) On each Distribution Date, interest shall be distributed in respect of each Uncertificated Lower-Tier Interest at the pass-through rate thereon, as described below. On each Distribution Date, all distributions of principal shall be made first, to the Class 1-LS Interest, Class 2-LS Interest, Class 3-LS Interest and Class 4-LS Interest, so as to keep the principal balances thereof (computed to eight decimal places) equal to 0.1% of the Group Subordinate Amount for Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of principal shall be distributed to the Class 1-LS Interest, Class 2-LS Interest, Class 3-LS Interest and Class 4-LS Interest, such that the Class CB Subordinate Balance Ratio is maintained); and second, any remaining principal to the Class 1-L Interest, Class 2-L Interest, Class 3-L Interest and Class 4-L Interest. Any distributions of principal made to the Uncertificated Lower-Tier Interests pursuant to this paragraph shall be made (a) from the Group 1 Mortgage Loans to the Uncertificated Lower-Tier Interests beginning with the numeral "1", (b) from the Group 2 Mortgage Loans to the Uncertificated Lower-Tier Interests beginning with the numeral "2" and (c) from the Group 3 Mortgage Loans to the Uncertificated Lower-Tier Interests beginning with the numeral "3."

            Realized Losses shall be applied after all distributions have been made on each Distribution Date first, to the Class 1-LS Interest, the Class 2-LS Interest and Class 3-LS Interest, so as to keep their principal balances (computed to eight decimal places) equal to 0.1% of the Group Subordinate Amount for Loan Group 1, Loan Group 2 and Loan Group 3, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of Realized Losses shall be allocated to the Class 1-LS Interest, Class 2-LS Interest and Class 3-LS Interest, such that the Class CB Subordinate Balance Ratio is maintained); and second, the remaining Realized Losses shall be allocated to the Class 1-L Interest, Class 2-L Interest and Class 3-L Interest. Any Realized Losses allocated to the Uncertificated Lower-Tier Interests pursuant to this paragraph shall be (a) from Realized Losses allocated to Loan Group 1 in the case of Uncertificated Lower-Tier Interests beginning with the numeral "1," (b) from Realized Losses allocated to Loan Group 2 in the case of Uncertificated Lower-Tier Interests beginning with the numeral "2" and (c) from Realized Losses allocated to Loan Group 3 in the case of Uncertificated Lower-Tier Interests beginning with the numeral "3."

            Recoveries and Reimbursement Amounts shall be applied to the Uncertificated Lower-Tier Interests in a manner analogous to the application of Realized Losses to the Uncertificated Lower-Tier Interests.

            As of any date, the aggregate principal balance of the Class 1-L Interest and the Class 1-LS Interest shall equal the aggregate Stated Principal Balance of the Group 1 Mortgage Loans. As of any date, the aggregate principal balance of the Class 2-L Interest and the Class 2-LS Interest shall equal the aggregate Stated Principal Balance of the Group 2 Mortgage Loans. As of any date, the aggregate principal balance of the Class 3-L Interest and the Class 3-LS Interest shall equal the aggregate Stated Principal Balance of the Group 3 Mortgage Loans.

            The pass-through rate with respect to the Class 1-L Interest and the Class 1-LS Interest shall be the Group 1 Lower-Tier Rate. The pass-through rate with respect to the Class 2-L Interest and Class 2-LS Interest shall be the Group 2 Lower-Tier Rate. The pass-through rate with respect to the Class 3-L Interest and the Class 3-LS Interest shall be the Group 3 Lower-Tier Rate. Any Non-Supported Interest Shortfalls and Relief Act Reductions will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest. Amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            On each Distribution Date, the Uncertificated Group 4 Pooling REMIC Interest shall receive distributions in respect of principal and interest in an amount equal to the amount of principal and interest (net of Servicing Fees) on the Group 4 Mortgage Loans. With respect to any Distribution Date, Realized Losses and Recoveries attributable to previously allocated Realized Losses will be allocated to the Uncertificated Group 4 Pooling REMIC Interest to the extent that such Realized Losses and Recoveries are attributable to a Group 4 Mortgage Loan.

            As of any date, the principal balance of the Uncertificated Group 4 Pooling REMIC Interest equals the aggregate Stated Principal Balance of the Group 4 Mortgage Loans. The pass-through rate with respect to the Uncertificated Group 4 Pooling REMIC Interest shall equal the Group 4 Lower-Tier Rate. Amounts distributed to the Uncertificated Group 4 Pooling REMIC Interest in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Group 4 Pooling REMIC Distribution Amount."

            On each Distribution Date, each Uncertificated Middle-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Middle-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Middle-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Middle-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Middle-Tier Interest equals the aggregate of the Class Certificate Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Middle-Tier Interest equals the aggregate of the Initial Class Certificate Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class 1-A-M1 Interest shall be the Group 1 Lower-Tier Rate. The pass-through rate with respect to the Class 2-A-M1 Interest shall be the Group 2 Lower-Tier Rate. The pass-through rate with respect to the Class 3-A-M1 Interest shall be the Group 3 Lower-Tier Rate. The pass-through rate with respect to the Class CB-M1 Interest, the Class CB-M2 Interest, the Class CB-M3 Interest, the Class CB-M4 Interest, the Class CB-M5 Interest and the Class CB-M6 Interest shall be the weighted average of the pass-through rates of the Class 1-LS Interest, the Class 2-LS Interest and the Class 3-LS Interest, as set forth in the fifth preceding paragraph. The pass-through rate with respect to the Class 4-A-M1 Interest, the Class 4-B-M1 Interest, the Class 4-B-M2 Interest, the Class 4-B-M3 Interest, the Class 4-B-M4 Interest, the Class 4-B-M5 Interest and the Class 4-B-M6 Interest shall be the Group 4 Lower-Tier Rate.

            (b) On each Distribution Date, the Securities Administrator shall cause in the following order of priority, the following amounts to be distributed by the Group 5 Lower-Tier REMIC to the Group 5 Upper-Tier REMIC on account of the Uncertificated Group 5 Regular Interests (such amount, the "Group 5 Lower-Tier Distribution Amount"):

                  (i) to Holders of Regular Interest LT1AA, Regular Interest
            LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of Regular Interest LT1ZZ shall be reduced and deferred when the 5LT Overcollateralized Amount is less than the 5LT Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1 and Regular Interest LT1B2 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates;

                  (ii) to Holder of Regular Interest LT1XX, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (iii) to the Holders of Interests, in an amount equal to the remainder of the 5LT Marker Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                        (A) to Regular Interest LT1AA, 98.00% of such remainder,
                  until the Uncertificated Principal Balance of such Uncertificated Group 5 Lower-Tier Interest is reduced to zero;

                        (B) to Regular Interest LT1A1, Regular Interest LT1A2,
                  Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1 and Regular Interest LT1B2, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such Uncertificated Group 5 Lower-Tier Interests are reduced to zero; then

                        (C) to Regular Interest LT1ZZ, 1.00% of such remainder,
                  until the Uncertificated Principal Balance of such Uncertificated Group 5 Lower-Tier Interest is reduced to zero;

                  provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to (i) Regular Interest LT1AA and (ii) Regular Interest LT1ZZ, respectively; and

                  (iv) to the Holders of Uncertificated Group 5 Lower-Tier
            Interests, in an amount equal to the 5LT Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, such that distributions of principal shall be deemed to be made to the Group 5 Lower-Tier Regular Interests first, so as to keep the Uncertificated Principal Balance of each Group 5 Lower-Tier Regular Interest ending with the designation "GRP" equal to 0.01% of the Pool Principal Balance of the Related Loan Subgroup; second, to each Group 5 Lower-Tier Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such Group 5 Lower-Tier Regular Interest is equal to 0.01% of the related Subgroup Subordinate Amount (except that if any such excess is a larger number than on the preceding Distribution Date, the least amount of principal shall be distributed to such Group 5 Lower-Tier Regular Interests such that the Group 5 Subordinate Balance Ratio is maintained); and third, any remaining principal to Regular Interest LT1XX.

            (c) The Securities Administrator shall cause the following allocation of losses:

                  (i) The 5LT Marker Allocation Percentage of the aggregate
            amount of any Prepayment Interest Shortfalls and the 5LT Marker Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Group 5 Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to Regular Interest LT1AA and Regular Interest LT1ZZ up to an aggregate amount equal to the 5LT Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among Regular Interest LT1AA, Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1ZZ, pro rata, based on, and to the extent of, one month's interest at the then applicable Group 5 Lower-Tier Rate on the respective Uncertificated Principal Balance of each such Uncertificated Group 5 Lower-Tier Interest;

                  (ii) The 5LT Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the 5LT Sub WAC Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Group 5 Mortgage Loans for any Distribution Date shall be allocated first, to the Uncertificated Accrued Interest payable to Regular Interest LT1SUB, Regular Interest LT1GRP, Regular Interest LT2SUB, Regular Interest LT2GRP and Regular Interest LT1XX, pro rata, based on, and to the extent of, one month's interest at the then applicable Group 5 Lower-Tier Rate on the related Uncertificated Principal Balance of each such Uncertificated Group 5 Lower-Tier Interest;

                  (iii) The 5LT Marker Allocation Percentage of all Realized
            Losses on the Group 5 Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the following Uncertificated Group 5 Lower-Tier Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to Regular Interest LT1AA and Regular Interest LT1ZZ up to an aggregate amount equal to the 5LT Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of Regular Interest LT1AA and Regular Interest LT1ZZ up to an aggregate amount equal to the 5LT Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1B2 and Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Regular Interest LT1B2 has been reduced to zero; fourth, to the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1B1 and Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Regular Interest LT1B1 has been reduced to zero; fifth, to the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1M2 and Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Regular Interest LT1M2 has been reduced to zero; and sixth, to the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1M1 and Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Regular Interest LT1M1 has been reduced to zero; and

                  (iv) The 5LT Sub WAC Allocation Percentage of all Realized
            Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each Regular Interest ending with the designation "GRP" equal to 0.01% of the Pool Principal Balance of the related Loan Subgroup; second, to each Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such Regular Interest is equal to 0.01% of the related Subgroup Subordinate Amount (except that if any such excess is a larger number than on the preceding Distribution Date, the least amount of Realized Losses shall be applied to such Group 5 Lower-Tier Regular Interests such that the Group 5 Subordinate Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to Regular Interest LT1XX.

            (d) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 5.11 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 5.01, 5.02 and 5.03 hereof.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-A-1, A-1-A-R, A-2-A-1, A-2-A-2, A-2-A-3, A-2-X-1, A-3-A-1,
A-4-A-1, A-5-A-1, A-5-A-2, A-5-A-3, A-5-CE, A-5-P, B-CB-1, B-CB-2, B-CB-3,
B-CB-4, B-CB-5, B-CB-6, B-4-B-1, B-4-B-2, B-4-B-3, B-4-B-4, B-4-B-5, B-4-B-6,
B-5-M-1, B-5-M-2, B-5-B-1, B-5-B-2 and C (reverse of all Certificates) and shall, on original issue, be executed by the Securities Administrator and shall be authenticated and delivered by the Securities Administrator to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in
Section 2.01. The Classes of Certificates shall be available to investors in minimum denominations of initial Certificate Balance (or initial notional amount) and integral multiples in excess thereof set forth in the Preliminary Statement. The Senior Certificates (other than the Class 1-A-R Certificate), the Class CB-1, Class CB-2, Class CB-3, Class 4-B-1, Class 4-B-2, Class 4-B-3, Class 5-M-1, Class 5-M-2, Class 5-B-1 and Class 5-B-2 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 6.02 Registration of Transfer and Exchange of Certificates.

            (a) The Securities Administrator shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Securities Administrator is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the Securities Administrator shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c)(i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Securities Administrator shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(F) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If the Depository advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and the Securities Administrator or the Depositor is unable to locate a qualified successor, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Master Servicer, the Depositor, the Securities Administrator or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Securities Administrator either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Master Servicer, or
(ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee, the Depositor, the Securities Administrator or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee or the Master Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Securities Administrator and the Master Servicer of an Opinion of Counsel satisfactory to the Securities Administrator and the Master Servicer as described above shall be void and of no effect.

            Neither the Securities Administrator nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Securities Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Securities Administrator, based on information provided to the Securities Administrator by the Master Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Securities Administrator under this clause (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Securities Administrator, the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the NIMS Insurer, the Certificate Registrar or any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the NIMS Insurer or the Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Master Servicer. The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the master servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Master Servicer. The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Master Servicer and Others. None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or of the Master Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Master Servicer Custodial Account as provided by Section 3.12.

            Section 7.04 Depositor and Master Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Securities Administrator. No such resignation by the Master Servicer shall become effective until the Securities Administrator or a successor Master Servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Master Servicer to deposit amounts in the Distribution Account in the amount and manner provided herein so as to enable the Securities Administrator to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement which continues unremedied by 3:00 P.M. New York time on the required date of deposit; or

            (b) failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Trustee, the NIMS Insurer or the Depositor, or to the Master Servicer, the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Master Servicer, or for the winding up or liquidation of the Master Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Master Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Master Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section
8.01 and Section 8.05(a), unless and until such time as the Trustee shall appoint a successor Master Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Master Servicer in the Distribution Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this
Section 8.01 shall be paid by the predecessor Master Servicer. Notwithstanding the termination of the Master Servicer pursuant hereto, the Master Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Master Servicer or any successor Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would subject the Trustee to a risk of personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Master Servicer and upon Event of Default. In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of the Master Servicer specified in
Section 8.01(a) or (b) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer. If a Responsible Officer of the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor.

            (a) Within 90 days of the time the Master Servicer receives a notice of termination pursuant to Section 8.01, the Trustee (or other named successor) shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding the foregoing, (i) the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer under this Agreement, (ii) the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Master Servicer in its obligation to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that any such institution appointed as successor Master Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Master Servicer. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by the Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Master Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            (b) In connection with the appointment of a successor Master Servicer or the assumption of the duties of the Master Servicer, as specified in
Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, not to exceed the Master Servicer compensation hereunder.

            (c) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII, the Securities Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                   ARTICLE IX

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

            Section 9.01 Duties of Trustee and Securities Administrator.

            (a) The Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. In case an Event of Default has occurred of which a Responsible Officer of the Securities Administrator shall have actual knowledge (which has not been cured or waived), the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the Depositor hereunder.

            (b) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Securities Administrator and, in the absence of bad faith on the part of the Trustee and the Securities Administrator, the Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Securities Administrator by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) and the Securities Administrator (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c) and (d) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office of the Trustee obtains actual knowledge of such failure or event or any Responsible Officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Securities Administrator, the NIMS Insurer, the Depositor or any Certificateholder. The Securities Administrator shall not be charged with knowledge of any default specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c) and (d) of Section 8.01 unless a Responsible Officer of the Securities Administrator assigned to and working in the Corporate Trust Office of the Securities Administrator obtains actual knowledge of such failure or event or any Responsible Officer of the Securities Administrator receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Trustee, the NIMS Insurer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05 in respect of the Trustee, no provision in this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee or Securities Administrator hereunder, or in the exercise of any of its rights or powers, if the Trustee or the Securities Administrator shall have reasonable grounds for believing that repayment of funds or adequate indemnity or security satisfactory to it against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement.

            Section 9.02 Certain Matters Affecting the Trustee and the Securities Administrator.

            Except as otherwise provided in Section 9.01:

            (i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to the reasonable regulations as the Trustee and the Securities Administrator, as applicable, may prescribe;

            (ii) The Trustee and the Securities Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee or the Securities Administrator of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as the case may be, may require reasonable indemnity or security satisfactory to it against such expense or liability or payment of such estimated expenses as a condition to so proceeding;

            (vi) The Trustee and the Securities Administrator may each execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodian or independent contractor; and

            (vii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

            Section 9.03 Neither Trustee nor Securities Administrator Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the authentication on the Certificates) shall be taken as the statements of the Depositor or Master Servicer, as applicable, and neither the Trustee nor the Securities Administrator assumes responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor.

            Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as the successor Master Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee and the Securities Administrator shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer), or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer) taken in the name of the Securities Administrator; the failure of the Master Servicer to act or perform any duties required of it as agent of the Trust or the Securities Administrator hereunder; or any action by the Trustee or the Securities Administrator taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer); provided, however, that the foregoing shall not relieve the Trustee or the Securities Administrator of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall execute and file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee and Securities Administrator May Own Certificates. Each of the Trustee and the Securities Administrator in their individual or any other capacities may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Securities Administrator and may otherwise deal with the Master Servicer or any of its affiliates with the same right it would have if it were not the Trustee or the Securities Administrator.

            Section 9.05 Eligibility Requirements for Trustee and the Securities Administrator. The Trustee and the Securities Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000.00 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee or securities administrator hereunder either an institution
(i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and Fitch and "A2" by Moody's or (ii) whose serving as Trustee or Securities Administrator hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Master Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee or Securities Administrator is appointed Trustee or Securities Administrator to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 9.06.

            The Securities Administrator (i) may not be an originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A-1" by S&P, "P-1" by Moody's and "F1" by Fitch (or such other rating acceptable to S&P, Moody's and Fitch pursuant to a ratings confirmation). If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 9.05, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an institution qualified under Section 9.05 hereof as the successor to the Securities Administrator hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of a Securities Administrator hereunder; provided, however, that any such institution appointed as successor Securities Administrator shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the Securities Administrator. The Trustee shall notify the Rating Agencies of any change of the Securities Administrator.

            Section 9.06 Resignation and Removal of Trustee and the Securities Administrator. The Trustee or the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Master Servicer, the NIMS Insurer and the Depositor and mailing a copy of such notice to all Holders of record. The Trustee or the Securities Administrator, as applicable, shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall use its best efforts to promptly appoint a mutually acceptable successor Trustee or Securities Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator, as the case may be, shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

            If at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of their respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the Trustee or the Securities Administrator, as the case may be, and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Master Servicer and the Trustee or the Securities Administrator, as applicable; the Master Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee or Securities Administrator, as the case may be, in accordance with this Section 9.06.

            Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee or Securities Administrator, as the case may be, as provided in Section 9.07.

            Section 9.07 Successor Trustee or Securities Administrator. Any successor Trustee or successor Securities Administrator appointed as provided in
Section 9.06 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee or Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective and such successor Trustee or Securities Administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator, as applicable, herein. The predecessor Trustee or Securities Administrator shall duly assign, transfer, deliver and pay over to the successor Trustee or Securities Administrator, as the case may be, the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee or Securities Administrator in the administration hereof as may be reasonably requested by the successor Trustee or Securities Administrator, as the case may be, and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee or Securities Administrator has been removed pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee or Securities Administrator incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.07 unless at the time of such appointment such successor Trustee or Securities Administrator, as the case may be, shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee or Securities Administrator, as applicable, as provided in this Section 9.07, the Master Servicer shall cooperate to mail notice of the succession of such Trustee or Securities Administrator, as the case may be, hereunder to the NIMS Insurer, all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Securities Administrator, the successor Trustee or Securities Administrator, as the case may be, shall cause such notice to be mailed at the expense of the Master Servicer.

            Section 9.08 Merger or Consolidation of Trustee or Securities Administrator. Any corporation or banking association into which either the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07. The Securities Administrator shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Securities Administrator may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Securities Administrator in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Securities Administrator or the Securities Administrator's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Securities Administrator by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Securities Administrator and to the Master Servicer. The Securities Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Securities Administrator may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Securities Administrator's Fees and Expenses and Trustee's Expenses. The Trustee, as compensation for its services hereunder, shall be entitled to a fee in an amount agreed upon between the Securities Administrator and the Trustee, payable by the Securities Administrator out of its own funds and not out of any funds of the Trust Estate. The Securities Administrator shall be entitled to the Securities Administrator Fee as compensation for its services hereunder. The Trustee and the Securities Administrator, as the case may be, and any director, officer, employee or agent of the Trustee or the Securities Administrator, as the case may be, shall be indemnified and held harmless by the Trust against any claims, damage, loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with or arising from or relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's or Securities Administrator's, as the case may be, duties hereunder, other than any claims, damage, loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's or Securities Administrator's, as the case may be, duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Master Servicer and (c) arising out of the transfer of any ERISA-Restricted Certificate or Residual Certificate not in compliance with ERISA. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee or the Securities Administrator, and except for any such expense, disbursement or advance as may arise from the Trustee's or the Securities Administrator's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee and the Securities Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations
Section 1.860G-1(b)(3)(ii) and (iii). Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee or the Securities Administrator, as applicable, in the ordinary course of its duties as Trustee or Securities Administrator, Certificate Registrar or Paying Agent hereunder or for any other expenses. The provisions of this Section
9.11 shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Securities Administrator, as applicable, hereunder.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Master Servicer. Subject to this
Article IX, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Securities Administrator may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Securities Administrator in making withdrawals from the Distribution Account and distributions to Certificateholders as provided in
Section 3.09, Section 5.02 and Section 5.03. Wherever reference is made in this Agreement to withdrawal from the Distribution Account by the Securities Administrator, such reference shall be deemed to include such a withdrawal on behalf of the Securities Administrator by a Paying Agent. Initially, the Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this Agreement to a distribution by the Securities Administrator or the furnishing of a statement to Certificateholders by the Securities Administrator, such reference shall be deemed to include such a distribution or furnishing on behalf of the Securities Administrator by a Paying Agent. Each Paying Agent shall provide to the Securities Administrator such information concerning the Distribution Account as the Securities Administrator shall request from time to time. Each Paying Agent must be reasonably acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee or the Securities Administrator) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, the Securities Administrator and to the Master Servicer; provided that the Paying Agent has returned to the Distribution Account or otherwise accounted, to the reasonable satisfaction of the Securities Administrator, for all amounts it has withdrawn from the Distribution Account. The Securities Administrator may, upon prior written approval of the Master Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Securities Administrator may appoint, upon prior written approval of the Master Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Securities Administrator shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee or Securities Administrator May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee or the Securities Administrator shall be brought in its own name or in its capacity as Trustee or Securities Administrator. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligation of the Securities Administrator to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Securities Administrator pursuant to Sections 5.06(b) and 5.07(b)) shall terminate upon the last action required to be taken by the Securities Administrator on the Final Distribution Date pursuant to this Article X following the earlier of (a) the later of (I) the purchase of all the Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans and all REO Property remaining in the Trust Estate relating to such Mortgage Loans by the Master Servicer at a price equal to the sum of (i) 100% of the unpaid principal balance of each such Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fifth paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Group 1, Group 2, Group 3 or Class CB Certificates as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage Interest Rate on the unpaid principal balance of each such Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired),
(II) the purchase of all the Group 4 Mortgage Loans and all REO Property remaining in the Trust Estate relating to such Mortgage Loans by the Master Servicer at a price equal to the sum of (i) 100% of the unpaid principal balance of each such Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fifth paragraph of this
Article X), plus any Class Unpaid Interest Shortfall for any Group 4 Certificates as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage Interest Rate on the unpaid principal balance of each such Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (III) the purchase of all the Group 5 Mortgage Loans and all REO Property remaining in the Trust Estate relating to such Mortgage Loans by the Master Servicer (or the NIMS Insurer) at a price equal to the sum of (i) 100% of the unpaid principal balance of each such Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Master Servicer or the NIMS Insurer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fifth paragraph of this Article
X), plus any Interest Carryforward Amount for any Group 5 Certificates as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage Interest Rate on the unpaid principal balance of each such Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property.

            The Master Servicer or the NIMS Insurer, as the case may be, may not exercise any purchase option until all Reimbursement Amounts for applicable Mortgage Loans and related REO Property have been paid. The Securities Administrator shall notify the Seller, upon notice of Master Servicer's or NIMS Insurer's intent to exercise its purchase option of any related Reimbursement Amounts outstanding.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Master Servicer or NIMS Insurer, as applicable, to purchase (i) the Group 1, Group 2 and Group 3 Mortgage Loans and related REO Property, (ii) the Group 4 Mortgage Loans and related REO Property or (iii) the Group 5 Mortgage Loans and related REO Property is conditioned upon the aggregate Stated Principal Balance of the related Mortgage Loans being less than 10% of the aggregate Cut-off Date Stated Principal Balance of such Mortgage Loans subject to the related purchase option. In addition, the right of the Master Servicer or NIMS Insurer, as the case may be, to purchase the applicable Mortgage Loans and related REO Property is conditioned on the applicable purchase price being less than or equal to the aggregate fair market value of the Mortgage Loans being purchased (other than any Mortgage Loan as to which REO Property has been acquired) and the REO Properties; provided, however, that this sentence shall not apply if, at the time of purchase, the Master Servicer or NIMS Insurer, as applicable, is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the OTS.

            Notice of any termination of a Loan Group or Loan Groups, specifying the applicable date upon which the applicable Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and for cancellation, shall be given promptly by the Securities Administrator by letter to the applicable Certificateholders mailed not later than the 15th day of the month of such final distribution specifying (1) the applicable Distribution Date, upon which final payment of the applicable Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Securities Administrator therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the applicable Certificates at the office or agency of the Securities Administrator therein specified. The Securities Administrator shall give such notice to the Trustee, the Master Servicer, the NIMS Insurer and the Certificate Registrar at the time such notice is given to such Certificateholders. The Master Servicer shall deposit in the Distribution Account on or before the applicable Distribution Date, in immediately available funds, an amount equal to the amount necessary to make the amount, if any, on deposit in the Distribution Account on such Distribution Date, as applicable, equal to the purchase price for the related assets of the Trust Estate computed as above provided together with a statement as to the amount to be distributed on each applicable Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the applicable Certificates, the Securities Administrator shall cause to be distributed to the applicable Certificateholders of each Class, in the order set forth in Sections 5.02 and
5.03 hereof, as applicable, on the applicable Distribution Date, and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, all cash on hand in respect of the related REMIC (other than the amounts retained to meet claims). An amount shall be distributed in respect of interest and principal, as applicable, to the Uncertificated Middle-Tier Interests, the Uncertificated Lower-Tier Interests, the Uncertificated Group 4 Pooling REMIC Interest and the Uncertificated Group 5 Lower-Tier Interests in the same manner as principal and interest are distributed to the Uncertificated Middle-Tier Interests, Uncertificated Lower-Tier Interests, Uncertificated Group 4 Pooling REMIC Interest and Uncertificated Group 5 Lower-Tier Interests, respectively, as provided in
Section 5.11.

            If the applicable Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Securities Administrator shall on such date cause all funds in the Distribution Account not distributed in final distribution to such Certificateholders of such Group to continue to be held by the Securities Administrator in an Eligible Account for the benefit of such Certificateholders and the Securities Administrator shall give a second written notice to the remaining applicable Certificateholders to surrender their Certificates for cancellation and receive a final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining applicable Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements.

            (a) If the Master Servicer or NIMS Insurer, as the case may be, exercises a purchase option as provided in Section 10.01, the related REMIC or REMICs shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Securities Administrator under Section 10.01, the Securities Administrator shall sell all of the assets of the Trust Estate to the Master Servicer or NIMS Insurer, as the case may be, for cash; and

            (ii) the notice given by the Securities Administrator pursuant to
      Section 10.01 shall provide that such notice constitutes adoption of a plan of complete liquidation of the applicable REMIC or REMICs as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Securities Administrator shall also ensure that such date is specified in the final tax return of the applicable REMIC.

            (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or the Securities Administrator.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the NIMS Insurer (only to the extent such amendment relates to the Group 5 Certificates) without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each REMIC created hereunder as a REMIC at all times that any related Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Securities Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Distribution Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B Certificates (other than the Class CB-6 and Class 4-B-6 Certificates) and Class M Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, (v) to provide for the rights of the NIMS Insurer and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the NIMS Insurer (if the NIMS Insurer is affected by such amendment) and the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee, the NIMS Insurer and the Securities Administrator with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of any REMIC created hereunder as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of any REMIC created hereunder as a REMIC.

            Promptly after the execution of any such amendment or consent the Securities Administrator shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder, the NIMS Insurer and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Securities Administrator may prescribe.

            Section 11.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Securities Administrator, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Securities Administrator accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Securities Administrator may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: BAFC 2005-A,
(c) in the case of the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: BAFC, Series 2005-A, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: BAFC, Series 2005-A, with a copy to Wells Fargo Bank, N.A., Sixth and Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: BAFC, Series 2005-A, (d) in the case of the Trustee, Wachovia Bank, National Association, 401 South Tryon Street, Charlotte, North Carolina 28288, Attention: Structured Finance Services, BAFC 2005-A, (e) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attn: Residential Mortgage Monitoring Group, (f) in the case of S&P, Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, NY 10041, Attn: Residential Mortgage Surveillance Manager, (g) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group and (h) in the case of the NIMS Insurer, such address furnished to the parties hereto in writing by the NIMS Insurer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Securities Administrator that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Securities Administrator pursuant to Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee and the Securities Administrator, within 15 days after the receipt of a request by the Trustee and/or the Securities Administrator in writing, a list, in such form as the Trustee and/or the Securities Administrator may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Securities Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Securities Administrator shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Securities Administrator. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Securities Administrator shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Securities Administrator that neither the Certificate Registrar nor the Securities Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            Section 11.10 Third Party Beneficiary. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the parties hereto and the NIMS Insurer and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

            IN WITNESS WHEREOF, the Depositor, the Securities Administrator, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                    BANC OF AMERICA FUNDING
                                       CORPORATION,
                                       as Depositor

                                    By:
                                       -----------------------------------------
                                       Name:   Scott Evans
                                       Title:  Senior Vice President


                                    WELLS FARGO BANK, N.A.,
                                       as Master Servicer

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    WELLS FARGO BANK, N.A.,
                                       as Securities Administrator

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    WACHOVIA BANK, NATIONAL
                                       ASSOCIATION,
                                       as Trustee

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

STATE OF MARYLAND       )
                        ) ss.:
COUNTY OF               )
                        )

            On the 27th day of January, 2005, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       _______________________________________
                                                    Notary Public


[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 27th day of January, 2005, before me, a notary public in and for the State of North Carolina, personally appeared Scott Evans, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice President of Banc of America Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       _______________________________________
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 27th day of January, 2005, before me, a notary public in and for the State of North Carolina, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that he is a _____________ of Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       _______________________________________
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF MARYLAND )
                  )     ss.:
COUNTY OF         )
                  )

            On the 27th day of January, 2005, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       _______________________________________
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

                                 EXHIBIT A-1-A-1

                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 1-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 1-A-1

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $133,349,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X QQ 9

ISIN No.:                     US05946XQQ96

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 1 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                   *    *    *

                                 EXHIBIT A-1-A-R

                    [FORM OF FACE OF CLASS 1-A-R CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN SIX "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS CLASS 1-A-R CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $100.00

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X QR 7

ISIN No.:                     US05946XQR79

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 1 Mortgage Loans.

      Any distribution of the proceeds of any remaining assets of the applicable sub-accounts of the Distribution Account will be made only upon presentment and surrender of this Class 1-A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Class 1-A-R Certificate to such proposed transferee shall be effected; (v) this Class 1-A-R Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Class 1-A-R Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the Securities Administrator, based on information provided to the Securities Administrator by the Master Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
(6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT A-2-A-1

                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 2-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 2-A-1

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $25,000,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X QS 5

ISIN No.:                     US05946XQS52

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 2 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT A-2-A-2

                    [FORM OF FACE OF CLASS 2-A-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 2-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 2-A-2

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $128,121,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X QT 3

ISIN No.:                     US05946XQT36

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in December 2009, interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 2 Mortgage Loans minus 0.2825%. For each Distribution Date occurring on and after the Distribution Date in January 2010, interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 2 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT A-2-A-3

                    [FORM OF FACE OF CLASS 2-A-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 2-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE FOR THE CB CROSSED GROUPS, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 2-A-2 CERTIFICATES WILL BE BORNE BY THE CLASS 2-A-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 2-A-3

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $9,320,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X QU 0

ISIN No.:                     US05946XQU09

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in December 2009, interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 2 Mortgage Loans minus 0.2825%. For each Distribution Date occurring on and after the Distribution Date in January 2010, interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 2 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT A-2-X-1

                    [FORM OF FACE OF CLASS 2-X-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 2-X-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                     BANC OF AMERICA FUNDING CORPORATION
              Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 2-X-1

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

              Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):             $

Initial Notional
Amount of this Class:         $137,441,000.00

CUSIP No.:                    05946X QV 8

ISIN No.:                     US05946XQV81

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 2-X-1 Certificate is not entitled to any distributions with respect to principal.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates through the Distribution Date in December 2009 at a per annum rate equal to 0.2825%. The pass-through rate on these Certificates will be zero on and after the Distribution Date in January 2010.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT A-3-A-1

                    [FORM OF FACE OF CLASS 3-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 3-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 3-A-1

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $30,341,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X QW 6

ISIN No.:                     US05946XQW64

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 3 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT A-4-A-1

                    [FORM OF FACE OF CLASS 4-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-A-1

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $152,993,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X QX 4

ISIN No.:                     US05946XQX48

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 4 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT A-5-A-1

                    [FORM OF FACE OF CLASS 5-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-A-1

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $148,653,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X QY 2

ISIN No.:                     US05946XQY21

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.30% and
(ii) the Subgroup 5A Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.60% and
(ii) the Subgroup 5A Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT A-5-A-2

                    [FORM OF FACE OF CLASS 5-A-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-A-2

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $107,865,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X QZ 9

ISIN No.:                     US05946XQZ95

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.31% and
(ii) the Subgroup 5B Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.62% and
(ii) the Subgroup 5B Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT A-5-A-3

                    [FORM OF FACE OF CLASS 5-A-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-A-3

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $27,773,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X RA 3

ISIN No.:                     US05946XRA36

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For the purposes of determining distributions of interest and in reduction of the Class Certificate Balance, the Class 5-A-3 Certificates consist of two components (each, a "Component" and individually, the "Class 5-A-3A Component" and the "Class 5-A-3B Component"). The amount of interest which accrues on the Class 5-A-3 Certificates in any month will equal the sum of the interest which accrues on the Components. The Components are not severable.

      For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on the Class 5-A-3A Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.40% and (ii) the Subgroup 5A Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on the Class 5-A-3A Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.80% and (ii) the Subgroup 5A Cap. For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on the Class 5-A-3B Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.40% and (ii) the Subgroup 5B Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on the Class 4-A-3B Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.80% and (ii) the Subgroup 5B Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT A-5-CE

                    [FORM OF FACE OF CLASS 5-CE CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-CE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THIS CLASS 5-CE CERTIFICATE IS SUBORDINATE TO THE OFFERED GROUP 5 CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS 5-CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-CE

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Percentage Interest:          100%

Initial Overcollateralization
Amount:                       $3,901,760.43

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class 5-CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      The Class 5-CE Certificates are limited in right of payment to certain collections and recoveries respecting the Group 5 Mortgage Loans, all as more specifically set forth herein and in the Pooling and Servicing Agreement.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                  EXHIBIT A-5-P

                     [FORM OF FACE OF CLASS 5-P CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                    Class 5-P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                    Class 5-P

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Percentage Interest:          100%

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class 5-P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      The Class 5-P Certificates are limited in right of payment to Prepayment Premiums received on the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-CB-1

                    [FORM OF FACE OF CLASS CB-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES OF THE CB CROSSED GROUPS AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-1

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $6,791,000.00

CUSIP No.:                    05946X RB 1

ISIN No.:                     US05946XRB19

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC for each of the Group 1, Group 2 and Group 3 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-CB-2

                    [FORM OF FACE OF CLASS CB-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES OF THE CB CROSSED GROUPS AND THE CLASS CB-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-2

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,398,000.00

CUSIP No.:                    05946X RC 9

ISIN No.:                     US05946XRC91

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC for each of the Group 1, Group 2 and Group 3 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-CB-3

                    [FORM OF FACE OF CLASS CB-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES OF THE CB CROSSED GROUPS, THE CLASS CB-1 CERTIFICATES AND THE CLASS CB-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-3

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $4,004,000.00

CUSIP No.:                    05946X RD 7

ISIN No.:                     US05946XRD74

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC for each of the Group 1, Group 2 and Group 3 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-CB-4

                    [FORM OF FACE OF CLASS CB-4 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES OF THE CB CROSSED GROUPS, THE CLASS CB-1 CERTIFICATES, THE CLASS CB-2 CERTIFICATES AND THE CLASS CB-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-4

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,483,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X RM 7

ISIN No.:                     US05946XRM73

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC for each of the Group 1, Group 2 and Group 3 Mortgage Loans.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-CB-5

                    [FORM OF FACE OF CLASS CB-5 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES OF THE CB CROSSED GROUPS, THE CLASS CB-1 CERTIFICATES, THE CLASS CB-2 CERTIFICATES, THE CLASS CB-3 CERTIFICATES AND THE CLASS CB-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-5

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,393,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X RN 5

ISIN No.:                     US05946XRN56

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC for each of the Group 1, Group 2 and Group 3 Mortgage Loans.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-CB-6

                    [FORM OF FACE OF CLASS CB-6 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES OF THE CB CROSSED GROUPS, THE CLASS CB-1 CERTIFICATES, THE CLASS CB-2 CERTIFICATES, THE CLASS CB-3 CERTIFICATES, THE CLASS CB-4 CERTIFICATES AND THE CLASS CB-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class CB-6

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,045,007.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X RP 0

ISIN No.:                     US05946XRP05

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC for each of the Group 1, Group 2 and Group 3 Mortgage Loans.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-4-B-1

                    [FORM OF FACE OF CLASS 4-B-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 4 SENIOR CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-1

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,451,000.00

CUSIP No.:                    05946X RE 5

ISIN No.:                     US05946XRE57

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 4 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-4-B-2

                    [FORM OF FACE OF CLASS 4-B-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 4 SENIOR CERTIFICATES AND THE CLASS 4-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-2

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $949,000.00

CUSIP No.:                    05946X RF 2

ISIN No.:                     US05946XRF23

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 4 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-4-B-3

                    [FORM OF FACE OF CLASS 4-B-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 4 SENIOR CERTIFICATES, THE CLASS 4-B-1 CERTIFICATES AND THE CLASS 4-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-3

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $632,000.00

CUSIP No.:                    05946X RG 0

ISIN No.:                     US05946XRG06

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 4 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-4-B-4

                    [FORM OF FACE OF CLASS 4-B-4 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 4 SENIOR CERTIFICATES, THE CLASS 4-B-1 CERTIFICATES, THE CLASS 4-B-2 CERTIFICATES AND THE CLASS 4-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-4

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $475,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X RQ 8

ISIN No.:                     US05946XRQ87

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 4 Mortgage Loans.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-4-B-5

                    [FORM OF FACE OF CLASS 4-B-5 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 4 SENIOR CERTIFICATES, THE CLASS 4-B-1 CERTIFICATES, THE CLASS 4-B-2 CERTIFICATES, THE CLASS 4-B-3 CERTIFICATES AND THE CLASS 4-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-5

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $316,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X RR 6

ISIN No.:                     US05946XRR60

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 4 Mortgage Loans.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                   *    *    *

                                 EXHIBIT B-4-B-6

                    [FORM OF FACE OF CLASS 4-B-6 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 4 SENIOR CERTIFICATES, THE CLASS 4-B-1 CERTIFICATES, THE CLASS 4-B-2 CERTIFICATES, THE CLASS 4-B-3 CERTIFICATES, THE CLASS 4-B-4 CERTIFICATES AND THE CLASS 4-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 4-B-6

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $316,581.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X RS 4

ISIN No.:                     US05946XRS44

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 4 Mortgage Loans.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-5-M-1

                    [FORM OF FACE OF CLASS 5-M-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-M-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 5 SENIOR CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-M-1

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $9,362,000.00

CUSIP No.:                    05946X RH 8

ISIN No.:                     US05946XRH88

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.45% and
(ii) the Group 5 Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.675% and
(ii) the Group 5 Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-5-M-2

                    [FORM OF FACE OF CLASS 5-M-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-M-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 5 SENIOR CERTIFICATES AND THE CLASS 5-M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-M-2

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $7,646,000.00

CUSIP No.:                    05946X RJ 4

ISIN No.:                     US05946XRJ45

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.85% and
(ii) the Group 5 Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 1.275% and
(ii) the Group 5 Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-5-B-1

                    [FORM OF FACE OF CLASS 5-B-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 5 SENIOR CERTIFICATES, THE CLASS 5-M-1 CERTIFICATES AND THE CLASS 5-M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-B-1

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,305,000.00

CUSIP No.:                    05946X RK 1

ISIN No.:                     US05946XRK18

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 1.50% and
(ii) the Group 5 Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 2.25% and
(ii) the Group 5 Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                 EXHIBIT B-5-B-2

                    [FORM OF FACE OF CLASS 5-B-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 5 SENIOR CERTIFICATES, THE CLASS 5-M-1 CERTIFICATES, THE CLASS 5-M-2 CERTIFICATES AND THE CLASS 5-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A
                                   Class 5-B-2

evidencing an interest in a Trust consisting primarily of five loan groups of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 January 1, 2005

First Distribution Date:      February 22, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,560,000.00

CUSIP No.:                    05946X RL 9

ISIN No.:                     US05946XRL90

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated January 27, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 1.50% and
(ii) the Group 5 Cap. On each Distribution Date following the applicable Optional Termination Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 2.25% and
(ii) the Group 5 Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *     *     *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-A

      This Certificate is one of a duly authorized issue of Certificates designated as Banc of America Funding Corporation, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 20th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month preceding the month of such Distribution Date or the Business Day immediately preceding such Distribution Date, as set forth in the Pooling and Servicing Agreement.

      On each Distribution Date, the Securities Administrator shall distribute out of the Distribution Account to each Certificateholder of record on the related Record Date (other than with respect to the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or
(b) upon written request by the Holder of a Regular Certificate, by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Securities Administrator as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer, the Certificate Registrar, the Securities Administrator and the Trustee and any agent of the Depositor, the Master Servicer, the Certificate Registrar, the Securities Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Certificate Registrar, the Securities Administrator, the Trustee or any such agent shall be affected by any notice to the contrary.

      The Master Servicer (or NIMS Insurer with respect to the Group 5 Mortgage Loans only, if there is a NIMS Insurer) has the option to purchase the Mortgage Loans under the conditions set forth in Section 10.01 of the Pooling and Servicing Agreement. In the event that no such optional repurchases occur, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                    WELLS FARGO BANK, N.A.,
                                    as Securities Administrator


                                    By__________________________________________
                                          Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    WELLS FARGO BANK, N.A.,
                                    as Securities Administrator


                                    By__________________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to
_______________________

      This information is provided by ___________ , the assignee named above, or , as its agent.

                                   EXHIBIT D-1

                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE

             (Available Upon Request From Securities Administrator)

                                   EXHIBIT D-2

                       LOAN GROUP 2 MORTGAGE LOAN SCHEDULE

                                   EXHIBIT D-3

                       LOAN GROUP 3 MORTGAGE LOAN SCHEDULE

                                   EXHIBIT D-4

                       LOAN GROUP 4 MORTGAGE LOAN SCHEDULE

                                   EXHIBIT D-5

                       LOAN GROUP 5 MORTGAGE LOAN SCHEDULE

                                   EXHIBIT D-6

                     LOAN SUBGROUP 5A MORTGAGE LOAN SCHEDULE

                                   EXHIBIT D-7

                     LOAN SUBGROUP 5B MORTGAGE LOAN SCHEDULE

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]

To:   Wachovia Bank, National Association
      401 South Tryon Street
      Charlotte, North Carolina  28288

Re: The Pooling and Servicing Agreement, dated January 27, 2005, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wachovia Bank, National Association, as Trustee
      --------------------------------------------------------------------------

      In connection with the administration of the Mortgage Loans held by you, as custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one)
-------------------------------

____  1.    Mortgage Paid in Full

____  2.    Foreclosure

____  3.    Substitution

____  4.    Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________

                                   By:__________________________________________
                                      (authorized signer of applicable Servicer)


                                   Issuer:______________________________________
                                   Address:_____________________________________
                                   _____________________________________________

                                   Date:________________________________________

Custodian
---------
Wachovia Bank, National Association

Please acknowledge the execution of the above request by your signature and date below:


__________________________________  _______________
Signature   Date

Documents returned to Custodian:


___________________________________ ________________
Custodian   Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                     [Date]

      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated January 27, 2005, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wachovia Bank, National Association, as Trustee.


                              [_______________],

                              By: ______________________________________________
                              Name: ____________________________________________
                              Title: ___________________________________________

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Corporate Trust Services - BAFC 2005-A

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2005-A, Class ___, having an initial aggregate Certificate Balance as of January 27, 2005 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 27, 2005, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wachovia Bank, National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Corporate Trust Services - BAFC 2005-A

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2005-A, Class ___, having an initial aggregate Certificate Balance as of January 27, 2005 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 27, 2005, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wachovia Bank, National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                         ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________


-------------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    ____________________________________________
                                    Print Name of Transferee or Adviser

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    IF AN ADVISER:

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                    Date:_______________________________________

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Corporate Trust Services - BAFC 2005-A

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2005-A, Class ___, having an initial aggregate Certificate Balance as of January 27, 2005 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 27, 2005, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wachovia Bank, National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Securities Administrator is obligated so to register or qualify the Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER
      (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
      SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                        FOR ERISA-RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Corporate Trust Services - BAFC 2005-A

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2005-A, Class ___, having an initial aggregate Certificate Balance as of January 27, 2005 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated January 27, 2005, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wachovia Bank, National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Securities Administrator, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) With respect to the Class CB-4, Class CB-5, Class CB-6, Class 4-B-4, Class 4-B-5, Class 4-B-6, Class 5-M-1, Class 5-M-2, Class 5-B-1 and Class 5-B-2 Certificates only, it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2005-A

STATE OF               )
                       ) ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class [1-A-R] Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated January 27, 2005, (the "Agreement"), relating to the above-referenced Series, by and among Banc of America Funding Corporation, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

      9. The taxpayer identification number of the Transferee's nominee is
___________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

      13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

      14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                   *    *    *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                       Name:
                                       Title:

      Personally appeared before me the above-named ____________________________ __, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of _______________________,
____

                                    ____________________________________________
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    ______________, ____

                                  ATTACHMENT A

                                       to

    AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                  1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

[ ] The consideration paid to the Transferee to acquire the Residual Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

                                       OR

[ ] The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

      (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv) the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

      (v) in the event of any transfer of the Residual Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee's purchase of the Residual Certificate.

                                    EXHIBIT J

                           LIST OF RECORDATION STATES

                                    Maryland

                                     Florida

                                    EXHIBIT K

                 FORM OF INITIAL CERTIFICATION OF THE CUSTODIAN

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 20145
Attention:  Corporate Trust Services - BAFC 2005-A

      Re: The Pooling and Servicing Agreement, dated January 27, 2005, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wachovia Bank, National Association, as Trustee
            --------------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, except as may be specified in any list of exceptions attached hereto, either (i) it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule or (ii) if such original Mortgage Note has been lost, a copy of such original Mortgage Note, together with a lost note affidavit.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Initial Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    Wachovia Bank, National Association
                                     as Trustee

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    EXHIBIT L

                   FORM OF FINAL CERTIFICATION OF THE TRUSTEE

                              [__________ __, ____]

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 20145
Attention:  Corporate Trust Services - BAFC 2005-A

      Re: The Pooling and Servicing Agreement, dated January 27, 2005, among Banc of America Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wachovia Bank, National Association, as Trustee
            --------------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and Servicing Agreement.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Final Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    Wachovia Bank, National Association
                                     as Trustee

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    EXHIBIT M

                      FORM OF SARBANES-OXLEY CERTIFICATION

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2005-A

      I, [________],  a [_____________] of Wells Fargo Bank, N.A. (the "Master
Servicer"), certify that:

1. I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the Banc of America Funding 2005-A Trust (the "Trust");

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Securities Administrator by the Master Servicer under the Pooling and Servicing Agreement, dated January 27, 2005 (the "Agreement"), among Banc of America Funding Corporation, as depositor, the Master Servicer, Wells Fargo Bank, N.A., as securities administrator and Wachovia Bank, National Association, as trustee, for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the Master Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the Agreement; and

5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Agreement that is included in these reports.

                                       WELLS FARGO BANK, N.A.


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT N

                     FORM OF CERTIFICATION TO BE PROVIDED BY
               THE SECURITIES ADMINISTRATOR TO THE MASTER SERVICER

                       Banc of America Funding Corporation
                Mortgage Pass-Through Certificates, Series 2005-A

            The Securities Administrator hereby certifies to the Master Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10-K for the calendar year [___] and the Monthly Form 8-K's containing the Distribution Date Statements filed in respect of periods included in the year covered by such annual report;

      2. Based on my knowledge, the distribution information in the Distribution Date Statements contained in the Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

      3. Based on my knowledge, the distribution or servicing information required to be provided to the Securities Administrator by the Master Servicer under the Pooling and Servicing Agreement, dated January 27, 2005, among Banc of America Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wachovia Bank, National Association, as trustee, for inclusion in these reports is included in these reports.


                                       WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT O

                      FORM OF YIELD MAINTENANCE AGREEMENTS

             (Available Upon Request From Securities Administrator)